Exhibit 10.2

Tenant:	John E. Kiernan

County:	Hendry

Acres (+/-):	93

Effective Term:	January 1, 2022

End of Term:	January 1, 2025

HUNTING LEASE AGREEMENT AND

REAL ESTATE PURCHASE AND SALE OPTION AGREEMENT

Alico, Inc., Ft. Myers, Florida

THIS HUNTING LEASE AGREEMENT AND REAL ESTATE PURCHASE AND SALE OPTION AGREEMENT (this “Agreement”) is made and entered into as of the 1st day of January, 2022 by and between ALICO, INC., a Florida corporation (“Landlord”), and John E. Kiernan (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord desires to lease to Tenant, and Tenant desires to lease from Landlord the Land as more particularly defined and described below and subject to the terms and conditions hereinafter set forth. In addition, Landlord and Tenant desire to enter into an agreement for purchase and sale regarding the Land wherein Landlord would sell and Tenant would purchase fee title to the Land on or before the termination of the lease as hereinafter provided.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

A.Premises. Landlord hereby grants to Tenant, and Tenant hereby leases from Landlord, in accordance with and subject to the terms and conditions set forth herein below and in the General Conditions set forth in Exhibit “A” attached hereto and made a part hereof (the “Lease”), certain rights and privileges in, upon and across that certain real property depicted in the map attached hereto as Exhibit “B” and made a part hereof (the “Land”, or the “Leased Premises”). The rights, as more fully set forth and as limited herein, include the exclusive right to take (in reasonable quantities consistent with the laws of Florida and the United States, and with general practices of preservation, protection and propagation) wildlife, including fish, to make habitat improvements for any and all wildlife, and to camp at a hunter’s camp designated by Landlord.

B.Term. The term of the Lease shall commence as of January 1, 2022 (the “Commencement Date”) and shall expire on January 1, 2025 or as otherwise set forth herein (the “Termination Date”).   The period from the Commencement Date to the Termination Date is referred to herein as the “Term” of the Lease.

C.Use. Tenant shall occupy and use the Leased Premises only for recreational, not commercial, activities related to hunting and fishing (“Tenant’s Use”), as more fully set forth and limited herein. The Leased Premises shall be used for no other purpose whatsoever without Landlord’s prior written consent, which may be withheld for any reason or for no reason. The scope of Tenant’s Use shall be narrowly construed to exclude any rights to the Land not explicitly granted to Tenant hereunder.

D.Rent. The rent that Tenant shall pay to Landlord under this Lease (“Rent”) shall be as follows:

1.For the first year of the Term (January 1, 2022 to January 1, 2023), Rent in the amount of $1,860.00 shall be due and payable by Tenant to Landlord, in advance, without notice, on or before the Commencement Date.

2.For the second year of the Term (January 1, 2023 to January 1, 2024), Rent in amount of $1,860.00 shall be due and payable by Tenant to Landlord, in advance, without notice, on or before January 1, 2023.

3.For the third year of the Term (January 1, 2024 to January 1, 2025), Rent in the amount of $1,860.00 shall be due and payable by Tenant to Landlord in advance, without notice, on or before January 1, 2024.

All Rent payments shall be made payable to Landlord by check, money order, or electronic deposit, and, if paid by check or money order, payment shall be mailed or hand delivered to Landlord at the address set forth in Section 4.05 of the General Conditions attached hereto as Exhibit “A” or as otherwise designated in writing by Landlord. The Rent shall be paid free from and without regard to any claims, demands, or set-offs against Landlord of any kind.

E.Sales Tax. The parties believe the Lease to be exempt from sales tax pursuant to Fla. Stat. §212.031. In the event that such taxes are or become due on the Rent, Tenant agrees to pay all applicable sales or rental taxes on each such payment of Rent.

[Signatures on following pages]

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

LANDLORD

ALICO, INC., a Florida corporation

By:

Richard Rallo, CFO

TENANT

John E. Kiernan

EXHIBIT   “A”

TO HUNTING LEASE

GENERAL CONDITIONS

Article I.

AS IS; SCOPE OF TENANCY

Section 1.01 No Covenants or Warranties of Fitness. Tenant leases the Land “AS IS, WHERE IS, WITH ALL FAULTS”, and Landlord makes no covenants, representations or warranties as to its fitness for hunting or for any other purpose. Tenant acknowledges that Tenant has had the opportunity to inspect the Land, and has determined that the Leased Premises are fit for Tenant’s intended purpose.

Section 1.02 Landlord’s Use of, and Leasing of, Nearby Lands. Landlord uses adjoining and nearby lands for grazing of cattle, and leases adjoining and nearby lands to others for cattle grazing, agricultural and recreational uses. Tenant’s acceptance of this Lease is specifically conditioned upon Tenant’s acknowledgement of such neighboring uses and their possible impact on Tenant’s use of the Land. Landlord practices, and requires of all tenants, due care in the conduct of all activities upon Landlord’s lands. Therefore, Tenant hereby assumes the risk, waives all claims against Landlord and holds Landlord harmless for the conduct of such activities on Landlord’s other lands. Without limitation, such activities include grazing of cattle, use of agricultural chemicals, and hunting.

Section 1.03 Landlord’s Use, Rights, and Privileges. The privileges granted to Tenant hereunder are subject and subordinate to the reserved rights of Landlord to all uses of the Land not specifically granted to Tenant hereunder. Tenant’s use of the Land for hunting or any other purposes shall not in any way interfere with, limit, hinder, or endanger any of Landlord’s or its tenant’s cattle grazing operations or any other operations being conducted on the Land by Landlord or its tenants either now or in the future. Subject to Tenant’s exclusive privilege to harvest wildlife on the Land, nothing contained herein shall be construed to limit Landlord or its tenants from the full use and enjoyment of the Land. Tenant shall not hunt within 500 yards of any structure. Should Landlord determine that Tenant’s Use of the Leased Premises pursuant to this Agreement has interfered with, limited, hindered, or endangered Landlord’s operations, Landlord may terminate this Lease by giving Tenant fifteen (15) days’ written notice pursuant to Section 4.05. Tenant may avoid such termination by rectifying such interference, limitation, hindrance, or endangerment to the satisfaction of Landlord within five (5) days of the date of the notice of termination. Landlord, its agents, employees and independent contractors shall have the right, at all reasonable times, to enter the Leased Premises for any and all purposes not exclusively granted to Tenant. Landlord will not hunt game on the Premises, with the exception of nuisance animals, as defined below.

Section 1.04 Other Use of Premises. Tenant’s rights under this Lease are granted subject to all existing or future surface leases, mineral leases, servitudes, rights of ways, permits and other contracts of any kind, whether recorded or unrecorded, affecting the Leased Premises, and Landlord reserves the full use and enjoyment and the right to grant to others the full use and enjoyment of the Leased Premises, both surface and subsurface, for any and all purposes except those granted, and to the extent granted, to Tenant herein. Without limiting the generality of the foregoing, Landlord hereby expressly reserves the right to grant to others various types of surface leases (for any and all purposes other than granted herein), contracts or leases for servitudes of all types, and rights of way or permits for roads, pipelines, telephone lines, electric transmission lines, etc., affecting the Leased Premises, and without Tenant’s consent, it being understood, and Tenant hereby expressly agrees and declares, that the rights herein granted Tenant are and shall be subject to any use (other than that for the purposes granted herein) to which Landlord, or those now or hereafter holding under Landlord, may have made or may in the future make of either the surface or subsurface of the Land, and neither Landlord nor any person, firm or corporation now or hereafter holding under the Landlord shall have any liability to Tenant on account of any such use.

Section 1.05 Limitation of Rights. Nothing contained in this Lease shall give Tenant any interest in or ownership of the Leased Premises or any rights to any minerals, oil, gas therein and thereunder or any other sub-surface rights in and to the Leased Premises. Landlord reserves the right to explore, prospect, or mine for minerals, oil or gas or other substances on the Leased Premises and Tenant shall not make use of Tenant’s privileges hereunder in any manner that will interfere with the aforesaid use or other uses of the Leased Premises by Landlord or by others authorized by Landlord.

Section 1.06 Control of Nuisance Animals. The parties acknowledge that nuisance animals, including without limitation wild hogs, are a nuisance and an expensive problem for Landlord’s agricultural activities. Notwithstanding any other provision contained herein, Landlord retains the right to control nuisance animals on the Premises, by whatever means is considered necessary by Landlord. For purposes of this Lease, the term “nuisance animals” shall initially be limited to hogs, raccoons and coyotes, but Landlord reserves the right to declare other animals to be nuisance animals. It is agreed control methods can include, but are not limited to, traps, dog hunts, and shooting by employees or agents of Landlord.

Article II.

CONDUCT OF TENANCY

Section 2.01 Prohibited Uses. Tenant’s rights hereunder do not include use of the Leased Premises for: (i) commercial purposes; (ii) grazing or raising of livestock; (iii) farming; or (iv) illegal activities. Tenant shall not use the Leased Premises in any manner that will increase risks covered by insurance on the Leased Premises, or result in an increase in the rate of insurance or a cancellation of any insurance policy, even if such use may be related to Tenant’s Use. Tenant shall not profit from the sale of membership or other rights to use the Land, and no wildlife or products of same shall be taken for the purpose of sale or resale.

Section 2.02 Trees and Timber, Other Assets of Landlord. Use of the trees and timber on the Leased Premises is specifically excluded from Tenant’s rights under this Lease. Accordingly, Tenant shall not cut or remove any standing trees, dead or fallen timber from the Land. Tenant shall not for any purpose drive nails, spikes, staples or the like into, or otherwise deface or mar any tree, green or dead, on the Land. In addition, Tenant may not avail itself of rock, fill dirt, timber, sod, seed (or any other natural resources located on the Land), equipment or other assets of Landlord without specific written consent of the Landlord to do so. No collection of artifacts or disturbance of archaeological or historic sites by Tenant or any of its employees, invitees or guests will take place without prior written Lessor authorization. For purposes of this section, Landlord’s consent may only be granted by the Landlord’s Ranch Manager; no field employee of Landlord is authorized to give such consent.

Section 2.03 Habitat Improvement and Food Plots. Tenant shall not plant any food-plot or make any habitat improvement without Landlord’s prior written approval. Tenant may only plant foodplots at such locations and of such sizes as shall be designated and agreed upon by Landlord in writing. It is distinctly understood that Tenant shall not have the right to plant food-plots indiscriminately, and Landlord’s prior written approval as to the location and size must be secured.

Section 2.04 Tenant’s Employees or Agents. Tenant’s agents and employees shall at all times be under the supervision and control of Tenant. Should the conduct of any such person or persons employed or engaged by Tenant become unacceptable to Landlord, such person shall thereafter be excluded by Tenant from the Premises. Nothing herein contained shall be construed to make Tenant’s employees the employees of the Landlord.

Section 2.05 Management Practices. Tenant shall employ conservative and practical game propagation and recognized game management practices in and about the Leased Premises. Tenant shall comply with all Legal Requirements, and shall further adhere to the following requirements: (a) ensuring that only eight (8) point or larger buck deer are harvested with such antlers being wider than the deer’s ears; (b) ensuring that the harvest of doe deer does not exceed the recommendations of the Florida Fish and Wildlife Conservation Commission (“FFWCC”); and (c) ensuring that, with the exception of bird dogs, used during bird hunts, no dogs are used for hunting. Landlord hereby acknowledges that on rare and isolated occasions misidentified turkeys, does, and bucks may accidentally be taken. Further, as an exception, Landlord hereby agrees to allow an annual limited harvest of no more than two (2) buck deer with less than six (8) points by children under the age of 18, with the intent to enable youth to harvest their first deer. Notwithstanding the foregoing acknowledgement and exception, Landlord retains the right to terminate this Lease if Tenant’s incidental harvest of hen turkeys, buck deer with less than eight

(8)points, or harvest of does in excess of FFWCC recommendations becomes excessive. Furthermore, it is understood that Landlord, must cosign all doe permit requests filed with the FFWCC.

Section 2.06 Education. Tenant hereby acknowledges and accepts Tenant’s responsibility hereunder to educate and to inform Tenant’s Participants, agents, employees, licensees, guests and invitees of the terms and conditions of this Lease and of their obligations and responsibilities hereunder. Prior to allowing them to enter the Leased Premises, Tenant shall cause each of its Participants, agents, employees, licensees, guests and invitees to review this Lease and acknowledge that they have done so by signing the form attached hereto and made a part hereof as Exhibit “1”. A copy of Exhibit “1”, together with a fully completed and legible Tenant and Participant List in the form attached hereto and made a part hereof as Exhibit “2” will be submitted to Landlord by Tenant (i) periodically, but no less than annually, to cover all Tenant’s agents, employees, licensees, guests and invitees as they may be permitted upon the Land from time to time, including Participants (defined below), and (ii) each time Tenant desires to allow a new Participant to enter upon the Land, and (iii) each time a Participant who has signed the form attached hereto as Exhibit “1” is no longer a Participant of Tenant.

Section 2.07 Tenant Activities.    Tenant agrees and acknowledges that the primary purpose of this Lease is to establish a safe and productive hunting lease in harmony with Landlord’s and its tenant’s existing use of the Land. Pursuant to this goal, Tenant shall be responsible for general supervision and control of activities on the Leased Premises by and through Tenant. While it is understood that Tenant’s Use is hunting and camping, the Landlord recognizes that the Tenant and Participants may occasionally use the Land for small social gatherings such as barbeques, parties and the like. Major social events including numerous non-Participants are prohibited. Tenant shall obtain Landlord’s express approval prior to engaging in any other activity or use of the Leased Premises.

Section 2.08 Who May Hunt. Tenant may name additional individuals to participate (“Participants”) in this Lease. The Participants must be approved in writing as such by Landlord, at which time said Participants are granted permission to hunt and take game animals upon the Land, subject to the terms of this Lease. However, such permission is expressly granted for this purpose alone, subject to the provisions set forth herein, and does not nullify any of the responsibilities of the Tenant as described herein. Such permission is also expressly subject to the requirement that said Participants shall each execute a Participant Waiver, Release and Indemnification Agreement in the form of Exhibit “3”, attached hereto and made a part hereof. Tenant and Participants may allow hunting on the Leased Premises by such guests as Tenant or the Participants may have from time to time, provided such guests are accompanied by one or more of the Tenant or Participants, and provided that any guest entering the Land under the Lease shall have executed a Guest’s Waiver, Release and Indemnification Agreement in the form of Exhibit “4”, attached hereto and made a part hereof, prior to entering the Leased Premises. All hunts shall be conducted in accordance with all Legal Requirements, including without limitation the game laws of the State of Florida and the United States. There will be no hunting from any type of vehicles; use of vehicles is limited to the transport of hunter to and from stands or where the hunter is stalk hunting. Night hunting is prohibited under this Lease, including, without limitation, hunting with a gun and a light (a/k/a fire hunting) or with any night-vision equipment. The use of horses is also prohibited on the Leased Premises. Tenant shall not allow hunting upon the Land except in strict compliance with this section.

Section 2.09 Report of Game Harvested. Tenant shall submit a written report of all game harvested to Landlord within ten (10) days following the close of the hunting season. The report shall list game harvested by season (archery, black-powder, regular gun and spring gobbler) including detail as to number of points on bucks taken.

Section 2.10 Protected Species.   No animals of a species protected under state or federal law shall be shot, harmed or otherwise molested by Tenant or by anyone allowed by Tenant to come onto the Leased Premises. To further ensure protection, no dogs shall be allowed on the Leased Premises (with the exception of bird dogs for bird hunting as provided herein).

Section 2.11 Introduction of Animals. No livestock, farm raised game, or exotic animals of any kind shall be introduced or brought upon the Leased Premises.

Section 2.12 Compliance with Laws and Regulations. Tenant and all hunters shall abide by and comply with all present and future laws, rules, regulations, ordinances, permits, approvals, easements and directives of any municipal, county, state, federal or other governmental or quasi- governmental authority applicable to the Land or to Tenant’s acts or activities on the Land (including any laws, ordinances rules, regulations or guidelines enacted or issued to address the COVID-19 pandemic) (the “Legal Requirements”), particularly those Legal Requirements relating to safety, health, environmental, wildlife, hunting (including the use of firearms), fishing, water use and drainage. In the event that a court of competent jurisdiction or other state authority finds Tenant, Participant, employees of either, or their licensees, guests or invitees to have violated any Legal Requirement, Landlord shall have the option, without notice, to immediately terminate this Lease.

Section 2.13 Children and Minors. Under the provisions of Florida Statute, §790.22, it is a third degree felony to allow a minor less than 16 years of age to possess a firearm without direct adult supervision. To ensure compliance with Florida Law and to further enforce safety, Tenant shall ensure that all minors under 18 years of age hunting on the Leased Premises shall be under the direct supervision of their parents and/or an adult at all times. Prior to permitting any child’s presence on the Leased Premises, Tenant shall ensure that parents assume full responsibility for their actions and safety and agree to hold Landlord entirely harmless therefor. A Parent’s Waiver, Release and Indemnification Agreement in the form attached hereto and made a part hereof as Exhibit “5” shall be completed, signed and delivered to Landlord prior to any child entering the Leased Premises.

Section 2.14 Vehicles to be Used on Land. The number of motorized vehicles (to include jeeps,

trucks, buggies, or any other form of motorized transport) used for hunting activities shall be limited to not more than one (1) vehicle per 1,000 acres, or portion thereof, operating at any one time. The use of ATVs and other recreational vehicles on the Leased Premises is prohibited, except utility-type four-wheeled vehicles commonly known as “Mules,” or “Gators,” and such vehicles must be operated by Tenant or Participant, and may not be operated in excess of 20 mph or in a reckless or destructive manner. To qualify under the preceding sentence, a vehicle must have a bench front seat and a steering wheel; it may not have handlebars or be ridden by straddling. If any Participant, employee, agent, guest or invitee of Tenant is found to be operating such vehicles outside the Leased Premises, the equipment will be banned from the Leased Premises. Tenant shall be responsible to insure that Tenant’s Participants, guests, licensees and invitees comply with this section.

Section 2.15 Locks, Keys and Identification of Vehicles and Hunters. Tenant is notified there is a $300.00 per key deposit required at time of signing. Tenant hereby acknowledges the extreme danger created by unsecured cattle and shall ensure that all gates are kept locked when not being used for the purpose of gaining ingress and egress from the Leased Premises. Tenant and Landlord shall have separate locks for all external gates. Tenant’s keys and locks shall be supplied by Landlord.   If Tenant or any agent or invitee of Tenant is witnessed opening a gate and not closing the same prior to leaving the immediate area, then Tenant shall be required to pay a fine of $500.00 for leaving the gate open. Said fine will be payable upon demand by Landlord. All vehicles shall display a 12” x 12” card with the name of the Tenant. At all times during the Term of this Lease, Tenant and each participant shall carry an identification card, issued by Landlord, and shall produce this card in addition to any other identification demanded by an employee of Landlord.

Section 2.16 No Permanent Improvements; No Mobile Homes. Tenant shall make no permanent improvements, including the placing of trailers or mobile homes, on the Leased Premises without the prior written consent of an authorized officer of Landlord (other than Tenant). In the event Landlord consents to the placement of a trailer or mobile home on the Leased Premises, Tenant shall cause such trailer or mobile home(s) to be promptly removed from the Leased Premises pursuant to the provisions of Section 2.26 below at the end of the Term or the earlier termination of this Lease, unless Tenant has purchased the Land pursuant to the Purchase and Sale Agreement (hereinafter defined). In the event an authorized officer of Landlord (other than Tenant) consents to any improvements in writing and this Agreement is terminated prior to the expiration of the Term or, if applicable, after Tenant’s exercise of the Option (hereinafter defined) as a result of a default by Landlord under this Agreement, then Landlord shall reimburse Tenant for the costs incurred by Tenant in making the improvements, which costs shall be based on commercially reasonable documentation supporting same.

Section 2.17 Camping and Lodge Construction. Tenant shall be allowed to camp at a campsite location expressly designated by Landlord. Tenant’s use of the campsite shall be limited to short term camping not to exceed two (2) weeks on any occasion without express written authorization of Landlord. Camping shall only be allowed at the campsite and no campers or trailers will be brought upon the Leased Premises without Landlord’s prior express written authorization. Tenant shall have the right to construct a lodge on the Leased Premises at a site designated by Landlord. Prior to construction of said lodge, Tenant shall obtain Landlord’s express written approval of the lodge’s architectural design and building specifications. Tenant shall construct the lodge at its own expense and in compliance with all building codes, ordinances, and governmental regulations pertaining to such work, use or occupancy. Unless Tenant has purchased the Land pursuant to the Purchase and Sale Agreement, the lodge and any fixtures, rock, gravel, sand or fill dirt placed upon the Leased Premises in connection with the approved lodge shall become the property of Landlord upon termination of this Lease and shall not be removed by Tenant without Landlord’s prior written consent. Tenant shall not permit any mechanic’s, construction, or any other liens to be filed against the Leased Premises for work done or claimed to have been done for Tenant. If any such liens are filed, Tenant shall discharge same within thirty (30) days thereafter, at Tenant’s expense or by filing a bond as required by law. Tenant agrees that it will hold Landlord harmless against all expenses, liens, claims, and damages to either property or person that may arise because any repairs, alterations, additions, or improvements are made.   Tenant shall not hunt nor allow any firearm to be discharged within 500 yards of the campsite, lodge or any building.

Section 2.18 Unauthorized Activity. Tenant and Tenant’s Participants, and their respective agents, employees, licensees, guests and invitees shall prevent unauthorized cutting or burning of timber or cabbage palms on the Leased Premises and shall promptly report to Landlord all known unauthorized grazing, burning, or cutting of timber or cabbage palms, or any other improper uses of the Leased Premises, so as at all times to fully protect the rights of the Landlord to the Leased Premises. Shooting across perimeter fences of the Leased Premises is strictly prohibited. The pursuit of wounded animals into adjoining areas is prohibited without express written permission from Landlord.

Section 2.19 Repairs. Tenant shall not purposely damage improvements on the Leased Premises, but should damage occur, Tenant must immediately notify Landlord and Landlord will make any necessary repairs. Tenant agrees to pay on demand the cost of all repairs, including repairs to gates, fences, culverts, roads, or other improvements damaged by Tenant or by any person permitted or authorized by Tenant to come upon the Leased Premises.

Section 2.20 Burning, Campfires and Fire Damage. Burning is prohibited on the Leased Premises, with the exception of campfires, as provided herein. Campfires shall only be permitted at a location expressly designated by Landlord. Tenant shall ensure that all such fires are constructed in a dirt pit or comparable containing structure and shall not exceed a reasonable size or height. Further, Tenant shall ensure that all fires are attended at all times and that they are fully extinguished prior to departure from the immediate area. It is distinctly understood and agreed that no other fires of any kind shall be built on the Leased Premises by Tenant or Tenant’s Participants, or their respective agents, employees, licensees, guests or invitees. In case of fire occurring anywhere on the Leased Premises, Tenant shall take all reasonable steps to control and extinguish such fire and shall notify Landlord immediately. If Tenant, Participant or a guest, agent or employee of Tenant, should cause a fire, or if equipment of Tenant should cause a fire, resulting in damage to the Leased Premises or other property owned by Landlord, all damages to Landlord’s to same shall be paid for by Tenant in an amount deemed adequate by Landlord. In the event of any such fire, Landlord shall have the option to immediately terminate this Lease.

Section 2.21 Waste and Nuisance. Tenant agrees to conduct Tenant’s operations upon the Land with care, and to not permit waste of the Land nor destroy or remove without the consent of the Landlord any of the buildings, sheds, engines, windmills, pumps, water tanks, pipes, fences, drains, culverts, berms, and any other fixtures and improvements existing on the Leased Premises on the Commencement Date, or to place, construct or put any of these items on the Leased Premises during the Term of the Lease, without the prior written consent of Landlord (which consent shall not be unreasonably withheld if such fixtures or improvements are necessary for Tenant’s Use) and any permits necessary to authorize such placement or construction. Tenant will not maintain, commit, or permit the maintenance or commission of any nuisance on the Leased Premises or use the Leased Premises for any unlawful purpose.

Section 2.22 Roads, Ditches, Dikes, Wells, Etc. Tenant shall not construct: any ditches requiring a surface water management permit or the modification to any existing surface water management permits; dikes; roads; other improvements or structures without the prior written consent of Landlord. Tenant will not drill or rework any well on the Leased Premises without prior written consent of Landlord, and without appropriate permits from the District and any other public agency regulating water use and water wells.

Section 2.23 Permits. All expenses incurred through Tenant’s use of the Land will be the sole responsibility of Tenant, including any contract for electrical power. Tenant will be responsible for obtaining and paying for all permits necessary for Tenant’s utilization of the Leased Premises. Such payments will be made promptly prior to delinquency. Tenant will further hold Landlord harmless from any liability arising out of Tenant’s operations under any such permit, Tenant’s failure to obtain such permits, or Tenant’s failure to pay such permit fees or charges.

Section 2.24 Trespassers. Tenant will be responsible for the removal and eviction of any and all trespassers from the Land. Landlord will have no responsibility with respect to the removal or eviction of trespassers during the Term, but retains the right to do so.

Section 2.25 Surrender of the Land. If Tenant has not purchased the Land pursuant to the Purchase and Sale Agreement, Tenant agrees to surrender the Land in the same condition and repair as it existed upon Commencement Date, subject to ordinary wear and tear, upon the end of the Term or the earlier termination of this Lease. The failure by Tenant to restore the Leased Premises as specified will result in the Landlord contracting for the work and Tenant being liable for all expenses reasonably incurred by Landlord in restoring the Land to good condition. If Tenant has not purchased the Land pursuant to the Purchase and Sale Agreement, and if Tenant holds over or refuses to surrender possession of the Land after termination or expiration of this Lease, that holding over shall constitute a tenancy at sufferance from month to month, subject to the same terms and conditions as provided in this Lease, except that the Rent shall be increased by 150 percent above the Rent in the month prior to the date of termination or expiration. Lessor does not waive its right to eviction or other remedies under Florida law by acceptance of rent during the holdover period. The provisions of this Section 2.25 shall survive the termination of the Lease.

Section 2.26 Removal of Equipment, Materials and Personal Property. If Tenant has not purchased the Land pursuant to the Purchase and Sale Agreement, at the end of the Term or the earlier termination of this Lease, Tenant will, at Tenant’s expense, remove all personal property, equipment and materials placed by Tenant on the Leased Premises including, but not limited to campers, trailers, mobile homes, pumps, engines, drainage, culverts, containers, tanks, chemicals, fuel, batteries, dumpsters, equipment, scrap iron, sheds, barrels, boxes, plastic containers, waste materials and any other property pertaining to Tenant’s use or operation (inclusion in the foregoing list in no way implies Landlord’s consent to the placing of such materials on the Leased Premises). “Waste Materials” includes, without limitation, cans, pallets, glass, cardboard, hay bales, and unrepaired or abandoned equipment. Any equipment or property not removed on the expiration or termination of this Lease may, at Landlord’s discretion, be deemed the property of Landlord, but Tenant will nonetheless be liable for all expenses reasonably incurred by Landlord in removing such property and equipment. The provisions of this Section 2.26 shall survive the termination of the Lease.

Section 2.27 Possession on Termination. In the event Tenant has not purchased Land pursuant to the Purchase and Sale Agreement, Tenant agrees to (i) yield possession of the Land at the termination of the Lease, and (ii) pay, as liquidated damages for failure to vacate, the sum of double the per diem Rent per day for every day after the date of the termination of this Lease that occupancy is withheld.

Article III.

ENVIRONMENTAL

Section 3.01 Environmental Protection Requirements. Tenant is responsible for conducting Tenant’s activities in a manner that employs all reasonable means to limit the potential for environmental contamination of the Land and adjoining lands. This Article is to be read in harmony with other Articles of this Lease. When the terms and conditions of this Article are more restrictive than other Articles that could be construed to encompass the same topic, this Article shall control. Further, this Article shall be broadly interpreted so as to protect the environmental integrity and condition of the Land and to require compliance with Legal Requirements as to the Land under all circumstances.

Section 3.02 Waste Stream Management. The Tenant must manage its waste stream in a manner that protects the environmental integrity of the Land. All wastes generated by Tenant must be promptly disposed of in accordance with all Legal Requirements. No waste will be allowed to accumulate. No dumping or other disposal of any liquid, solid or semi-solid waste will be allowed upon the Leased Premises. Burial of any waste is strictly prohibited. Tenant shall maintain a dumpster for solid waste on the Leased Premises throughout the Term.

Section 3.03 Prohibited Substances. No “pollutant”, as defined in Chapters 376, 377 or 403, Florida Statutes or Chapter 62, F.A.C., as the same may be amended from time to time, will ever be stored in any tank, or otherwise, upon the Leased Premises. No material classified as hazardous waste which is subject to regulation under 42 U.S.C. 6901 et sec or any other federal, state or local law or regulation may ever be generated, stored or brought onto the Land.

Section 3.04 Remedial Actions and Default. It is the intent of this Lease to require Tenant to be responsible for any adverse environmental conditions related to Tenant’s activities on the Land; in no instance is the language herein to be construed to impose liability on Tenant for adverse environmental conditions present on the Land at the time of Tenant’s possession nor is it to be construed to limit Tenant’s liability for any adverse environmental conditions which arise due to the acts of the Tenant or its officers, directors, agents, employees, or contractors, including their heirs and assigns, or those acting under Tenant’s rights under this Lease.

During the Term, upon notification by the Landlord or upon the Tenant otherwise becoming aware of a violation of any environmental law caused by Tenant or Tenant’s activities, or activities of those acting under Tenant’s rights under this Lease, Tenant will begin all remedial actions required by law solely at its own expense, in accordance with all Legal Requirements and in accordance with any directions or instructions that Landlord may, at its option, reasonably require of Tenant, or those given by any regulatory agency. Non-compliance with any part of this Article shall constitute default under this Lease. Nothing in this Article will prevent the Landlord from taking remedial action at any time to prevent waste or deterioration of the Leased Premises. The Tenant will be solely responsible for returning the Leased Premises to the environmental condition existing at the Commencement Date.

Section 3.05 Payment of Environmental Costs. Tenant agrees to pay the cost of any inspection, investigation, audit, cleanup, site remediation or detoxification and the preparation of any closure or other required plans, consent orders, other orders, license applications, and the like, whether such action is required during or following the Term of this Lease to the full extent that such action is attributable, directly or indirectly, to Tenant’s activities or operations, including but not limited to the use, generation, storage, or disposal of any Materials (as that term is defined in Section 3.06), on or under the Land during the tenancy of this Lease. The obligations created above will survive this

Lease, and will be in addition to the remedies available to the Landlord under any other applicable law.

Section 3.06 Environmental Indemnity. Tenant agrees to indemnify, hold harmless and defend Landlord and the other Indemnitees (defined below) from all claims, demands, suits, damages (including foreseeable and unforeseeable consequential and punitive damages) assessments, fines, penalties, costs and other expenses (including attorneys’ fees and other court costs) brought on behalf of any person or entity arising from the use, storage or disposal of any chemicals, pollutants, pesticides, petroleum products, batteries (including waste material) and other substances (cumulatively the “Materials”) used, generated, stored or brought onto the Leased Premises by Tenant, which Materials, or their use, storage or disposal, are regulated under any local, state or federal law. This indemnity will extend to any off-site treatment, storage or disposal by Tenant of any Material that leaves the Land and for which the Landlord becomes responsible either voluntarily or involuntarily. The scope of the Tenant’s indemnification hereunder will extend to any act or omission of the Tenant, or its officers, directors, agents, employees, contractors, guests or invitees including their successors, heirs and assigns. Claims include but are not limited to those claims, either threatened or realized, for injuries to the contamination of or the death of persons, or damages to or the destruction of property, the air, soil, waters, groundwaters, the environment, livestock, plants, animals, and aquatic life arising from exposure to or the escape of the above described materials due to such material’s presence either on or off-site. Claims will also include claims for restoration costs, damages or compliance with any administrative violation notice, rule or order. This indemnity will survive the Term or earlier termination of this Lease, and any failure by Landlord to discover any environmental contamination or noncompliance during the Term. Injuries include those to Landlord or Tenant, their officers, directors, agents, employees, or contractors, including their heirs and assigns, or any other person or entity arising out of the above described acts or omissions of Tenant.

Article IV.

GENERAL PROVISIONS.

Section 4.01 Termination by Tenant Upon Material Change of Premises. Notwithstanding Landlord’s reservation of rights as set forth in Section 1.03 and Section 1.04 above, it is the intent of the parties that Landlord shall continue to operate and manage business and agricultural activities on the Leased Premises in a manner that will not materially degrade game populations and hunting opportunities thereon.   If Landlord substantially changes the nature of Landlord’s use of the Land or alters its natural landscape through a twenty-five (25%) or greater reduction of native habitat, and such modification causes a material degradation of hunting opportunities thereon, Tenant shall have the right to terminate this Lease and shall be entitled to a prorated refund of the Rent for the remaining months of the Term less and except any portion thereof that may be due Landlord for property damage under the provisions hereof.

Section 4.02 Assignment or Sublease. This Agreement will be legally binding upon the parties hereto and their heirs, legal representatives, successors and assigns. Notwithstanding the foregoing, Tenant may not assign this Lease, or sublet the Land without the prior written consent of the Landlord, which may be withheld for any reason, or for no reason.

Section 4.03 No Liens. It is hereby stipulated and agreed by and between the parties hereto that from the date of the execution of this Agreement and during the entire Term hereof, there shall be no lien upon Landlord’s interest in the Premises and in the buildings and improvements located thereon, arising through the act of Tenant or any person claiming under or through Tenant, and that no person shall ever be or become entitled to any lien, directly or indirectly derived through or under Tenant, or through or under any act or omission of Tenant, superior in rank and dignity to that reserved to Landlord upon the premises or upon any insurance policies or insurance monies received, for or on account of any materials or things whosoever, and nothing in this Agreement shall be construed in such a way as to contradict this provision. The mere fact of the existence of a lien shall not itself operate as a forfeiture or termination of this Agreement, provided Tenant, within thirty (30) days after the receipt of it by written notice of lien from the lienor or the recording of such notice of lien in the public records of Hendry County, shall cause the same to be canceled, released or extinguished, or the Premises released therefrom by the posting of a bond or by any other method prescribed by law, and proper evidence thereof shall be furnished to Landlord, and if such lien or liens appear of record, Tenant shall cause the same to be canceled, satisfied and discharge of record, or the premises to be released form the effect thereof as above set forth. All persons with whom Tenant may deal are put upon notice that Tenant has no power to subject Landlord’s interest to any claim for lien claims, and all persons dealing with Tenant must look solely to the credit of Tenant and to Tenant’s assets and not to Landlord or Landlord’s assets.

Section 4.04 Taxes. Landlord agrees to pay all property taxes levied and assessed against the Land during the Term of this Lease. Tenant is responsible for payment of all tangible and intangible personal property taxes as may be levied or assessed against any personal property placed on the Leased Premises by or through Tenant and associated with Tenant’s activities under this Lease.

Section 4.05 Notice. All notices, consents, approvals, waivers and elections that any party is required or desires to make under this Lease shall be in writing and shall be deemed sufficiently made or given: (i) when mailed by certified mail, postage prepaid, return receipt requested; (ii) by hand delivery to the named individuals representing the party to be notified; (iii) by private parcel delivery services for which receipt is provided to the notifying party; or (iv) by facsimile or email provided electronic confirmation of such transmission is received by the transmitting party (such as “Delivery Receipt” generated by Microsoft Outlook in the case of email). Notices shall be deemed to have been given and received three (3) days after the date of the mailing, or if hand delivered, on the date of such delivery, or the date of receipt of facsimile transmission or e- mail. Notices shall be addressed or transmitted to the addresses set forth below or such other address that a party may designate:

As to Landlord:	Alico, Inc.
10070 Daniels Interstate Court, Suite 100 Ft. Myers, Florida 33935
Attn: Richard Rallo, CFO
Email: rrallo@alicoinc.com

As to Tenant:	John E. Kiernan 5838 Sunnyside Lane
Fort Myers, Florida 33919
Email: jkiernan@yahoo.com

Section 4.06 Insurance. During the Term of this Lease, Tenant agrees to procure and maintain in full force and effect the following insurance coverages:

A.Comprehensive general liability insurance coverage meeting the following requirements:

1.Must be written on an ISO (industry standard) CG0001 “occurrence” coverage form or its equivalent;

2.Minimum Limits Required: $1,000,000 each occurrence; $1,000,000 personal & advertising injury; $2,000,000 general aggregate; $2,000,000 products completed operations aggregate; and

3.Tenant, its affiliated organizations, and each of the aforementioned parties’ successors, assigns, officers, employees, directors, shareholders, partners and members must be included as additional insureds; and coverage must be primary without contribution from other insurance available to Tenant.

B.Comprehensive automobile liability coverage (for all vehicles on any portion of the Leased Premises) meeting the following requirements:

1.Must be written on an ISO (industry standard) CA0001 coverage form or its equivalent;

2.Minimum Limits Required: $1,000,000 per accident;

3.Symbol 1 (any auto) liability coverage must be provided; and

4.Tenant and its affiliated organizations, and each of the aforementioned parties’ successors, assigns, officers, employees, directors, shareholders, partners, and members must be included as designated insureds on ISO endorsement CA2048 or its equivalent.

C.Statutory workers’ compensation coverage meeting the following requirements:

1.Workers Compensation Insurance – Section “3.A.” of the NCCI (industry standard) declarations page must list the state where the Leased Premises are located. Even if the applicable state is listed in section “3.C. Other States Insurance”, it must also be listed in section “3.A.”.

D.Employers Liability Minimum Limits Required:

1.$500,000 each accident, $500,000 disease - each employee, (ii) $500,000 disease - policy limit; and

2.Waiver of Right to Recover from Others Endorsement (NCCI endorsement # WC000313) must include: Tenant and its affiliated organizations, and each of the aforementioned parties’ successors, assigns, officers, employees, directors, shareholders, partners, and members.

The insurance required above shall be issued by insurance companies approved by Landlord (which approval shall not be unreasonably withheld), licensed to do business in the State of Florida, and which have an A.M. Best’s rating of B+ VIII or better.

Certificates of insurance indicating the then current coverages and naming Landlord as an additional insured (with the exception of workers’ compensation coverage) shall be provided to Landlord prior to the entry upon the Leased Premises by any employee, agent, independent contractor or invitee of Tenant and at the time of any renewals and/or modifications of such policies. Additional certificates of insurance shall be furnished by Tenant to Landlord from time to time if requested by Landlord to confirm the then existing insurance coverages. Each policy shall require that the insurer endeavor to give Landlord at least ten (10) days’ advance, written notice by the insurer prior to the effective date of any modification thereof (by endorsement or otherwise) or any cancellation thereof or non-renewal thereof. In addition to certificates of insurance, Landlord may request copies of any of the policy or policies required hereby together with proof of payment of all required premiums which Tenant shall provide to Landlord immediately upon request.

Tenant shall have included (by endorsement or otherwise) in all policies of required insurance obtained by Tenant hereunder, a waiver by the insurer of all rights of subrogation against Landlord in connection with any loss or damage insured thereby. Any additional premium for such waiver shall be paid by Tenant.

To the fullest extent permitted by law, Tenant waives all right of recovery against Landlord for, and agrees to release Landlord from liability for, loss or damage to the extent loss or damage is covered by valid and collectible insurance in effect at the time of such loss or damage or would be covered by the insurance required to be maintained under this Lease by Tenant. No policy obtained by Tenant hereunder may invalidate coverage based upon the foregoing waiver. Should Tenant fail to procure the required waiver of subrogation or waiver of right of recovery, Tenant shall pay to Landlord, as liquidated damages, all amounts to which any insurer becomes entitled to recover from Landlord as the party for whose benefit such waiver was required to be procured by Tenant.

Section 4.07 No Partnership. This Lease does not give rise to a relationship of principal and agent or of partnership or of joint venture between the parties hereto or any other relationship between the parties hereto other than the relationship of Landlord and Tenant.

Section 4.08 Excuse. Neither Landlord nor Tenant will be required to perform any term, condition, or covenant in this Lease so long as such performance is delayed or prevented by any acts of God, strikes, lockouts, material or labor restrictions by any governmental authority, civil riot, floods and any other cause not reasonably within the control of the Landlord or Tenant and which by the exercise of due diligence Landlord or Tenant is unable, wholly or in part, to prevent or overcome. This provision shall not be construed to limit Tenant’s environmental obligations hereunder.

Section 4.09 Condemnation. If any part or all of the Land is taken for any public or quasipublic use under any statute or by right of eminent domain or by any purchase under threat of or in lieu of such taking, the Term of this Lease will terminate as to the portion taken when possession is so taken. In such event, Landlord will be entitled to the entire award or price, and Tenant will not be entitled to any compensation for Tenant’s leasehold interest in the Leased Premises.

Section 4.10 Default of Tenant.   Any failure of the Tenant to comply with the terms of this lease, after Tenant’s receipt of written notice of such default from Landlord and after five (5) days to cure any monetary default and fifteen (15) days to cure any non-monetary default, will, at the option of the Landlord, work a forfeiture of this Lease, and all of the rights of the Tenant hereunder, and Landlord, his agents or attorneys, will have the right to enter the Land and remove all persons and their property, forcibly or otherwise, and the Tenant hereby expressly waives any and all notice required by law to terminate this tenancy, and also waives any and all legal proceedings to recover possession of said premises, and expressly agrees that in the event of a violation of any terms of this Lease, Landlord, his agent or attorney may immediately reenter the Land and dispossess Tenant without legal notice or the institution of any legal proceedings whatsoever. Upon default, Tenant forfeits all rights to any of the Rent paid.

Section 4.11 No Waiver of Breach. The waiver by Landlord of a breach of any provision of this Lease by Tenant will not operate or be construed as a waiver of any subsequent breach by Tenant.

Section 4.12 Insolvency or Bankruptcy. If Tenant becomes insolvent, voluntarily or involuntarily bankrupt, or if a receiver, assignee or other liquidating officer is appointed for the business of the Tenant, and Tenant does not remove the bankruptcy within ninety (90) days, then Landlord may terminate this Lease at the option of the Landlord to the extent permitted by law. Tenant will not object to Landlord’s motioning the Court for appropriate relief from the automatic stay in order to accomplish said termination and the enforcement of all rights and remedies available to the Landlord hereunder.

Section 4.13 Hold Harmless. Tenant will hold harmless, protect, defend, and indemnify Landlord, and each of its subsidiaries, affiliates, partners, shareholders, directors, officers, members, managers, employees, agents, representatives, invitees, and mortgagees, and each of its subsidiaries’ managers, members, officers, directors, partners, employees, agents, representatives, invitees and mortgagees (collectively, the “Indemnitees”) from any and all claims, demands, damages, and liability, including attorneys’ fees and costs, brought by, or on behalf of any third persons, including employees and agents of Tenant, Tenant’s Participants or their respective guests and invitees, by reason of death, personal injury, property damage, financial loss, or any other damage or injury arising out of Tenant’s use, enjoyment or occupancy of the Land, regardless of the cause of said actions and regardless if any injury, death, loss or damage results from the sole or joint negligence of any of the Indemnitees. The terms of this provision shall survive the termination of this Lease and are in addition to, not in limitation of, the environmental indemnity provisions of Section 3.06.

Section 4.14 Governing Law. All questions relative to the execution, validity, interpretation, and performance of this lease will be governed by the laws of the State of Florida, and venue for any action arising hereunder will lie exclusively in the Florida county in which the Land lies. In the event of any legal proceedings arising from or related to this Lease, for civil proceedings, the parties hereby consent to trial by the court and hereby waive the right to jury trial. The provisions of this Section 4.14 are separate and several and shall survive the expiration or earlier termination of this Lease.

Section 4.15 Attorneys’ Fees. In any action at law or in equity, or administration or arbitration proceeding, to enforce or interpret the terms of this Lease, the prevailing party will be entitled to attorney’s fees, costs and necessary disbursement, including such fees prior to the commencement of litigation, and on appeal, in addition to any other relief to which such party may be entitled.   The provisions of this Section 4.15 are separate and several and shall survive the expiration or earlier termination of this Lease.

Section 4.16 Subordination. Tenant accepts the Lease and Leased Premises subject to any mortgages, assignments of rents and leases, security agreements, and any other instruments and filings now or hereafter in existence, executed by Landlord for the benefit of any lender with respect to any or all of the Land, as such instruments may be amended, modified, restated or supplemented from time to time and any and all replacements or substitutions thereto (collectively, “Superior Instruments”). Tenant shall at any time hereafter, within five (5) days of receipt of Lessor’s demand, execute any instrument, release or other document that may be required by any mortgagee or other holder of any Superior Instrument for the purpose of subjecting and subordinating the Lease to the lien of any Superior Instrument holder, provided that any such instrument shall also provide that Tenant’s rights under this Lease shall not be disturbed so long as no event of default exists. Landlord, at its sole option, shall have the right to waive the applicability of this section so that the Lease will not be subject and subordinate to any specific Superior Instrument. If by reason of any default by Landlord the holder of a Superior Instrument succeeds to the interest of Landlord under the Lease, then, subject to any event of default by Tenant, the Lease shall nevertheless continue in full force and effect, and Tenant shall and does hereby agree to attorn to such Superior Instrument holder and to recognize such entity as Lessor.

Section 4.17 Estoppel Certificates. Tenant shall, within fifteen (15) days of receipt of Landlord’s written request, execute and deliver to Landlord and/or any Superior Instrument holder, lender or potential lender or purchaser designated by Landlord, a statement in writing (i) certifying that the Lease is unmodified and in full force and effect (or, if modified, stating the date and nature of such modification and certifying that the Lease, as so modified, is in full force and effect); (ii) indicating the date through which the Rent has been paid; (iii) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed; (iv) indicating whether Tenant claims any defenses or offsets with respect to Tenant’s obligations under the Lease; and (v) providing such other information that may be reasonably requested with regard to the status of the Lease and the Leased Premises. Any such statement may be conclusively relied upon by Landlord and any such third party. At Landlord’s option, Tenant’s failure to timely deliver such statement shall be conclusive upon Tenant that the Lease is in full force and effect without modification except as may be represented by Landlord, that there are no uncured defaults in Landlord’s performance, and that no Rent has been paid in advance of the current applicable month.

Section 4.18 Exculpation. Tenant agrees that it does not have and will not have any claims or causes of action against any disclosed or undisclosed officer, director, employee, trustee, shareholder, member, manager, partner, principal, parent, subsidiary or other affiliate of Landlord, or any officer, director, employee, trustee, shareholder, partner or principal of any such parent, subsidiary or other affiliate (collectively, “Landlord’s Affiliates”), arising out of or in connection with this Lease. Tenant agrees to look solely to Landlord and its assets for the satisfaction of any liability or obligation arising under this Lease, or for the performance of any of the covenants, warranties or other agreements contained therein and herein, and further agrees not to sue or otherwise seek to enforce any personal obligation against any of Landlord’s Affiliates with respect to any matters arising out of or in connection with this Lease. The provisions of this paragraph shall survive the termination of this Lease.

Article V.

MISCELLANEOUS.

Section 5.01 Miscellaneous.

A.This Lease shall be binding upon and inure to the benefit of the successors and assigns of Landlord, and shall be binding upon and inure to the benefit of Tenant, its successors, and, to the extent assignment permitted hereunder, Tenant’s assigns. The pronouns of any gender shall include the other genders, and either the singular or the plural shall include the other.

B.All rights and remedies of Landlord under this Lease shall be cumulative, and none shall exclude any other rights or remedies allowed by law or this Lease.

C.Time is of the essence under this Lease.

D.This Lease constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes any prior understandings between them concerning the same.

This Lease may not be altered, changed or amended, except by an instrument in writing executed by all parties hereto. The terms and provisions of this Lease shall not be construed against or in favor of a party hereto merely because such party is the “Landlord” or the “Tenant” hereunder or such party or its counsel is the draftsman of this Lease.

E.If Tenant is a corporation, partnership or other entity, Tenant warrants that all consents or approvals required of third parties (including but not limited to its board of directors or partners) for the execution, delivery and performance of this Lease have been obtained and that Tenant has the right and authority to enter into and perform its covenants contained in this Lease.

F.Whenever in this Lease there is imposed upon Landlord the obligation to use its best efforts, reasonable efforts or diligence, Landlord shall be required to do so only to the extent the same is economically feasible and otherwise will not impose upon Landlord extreme financial or other burdens.

G.Any reference to the “Term” (or the “Lease Term”) shall be deemed to include any renewal or extension thereof where appropriate.

H.If any term or provision of this Lease, or the application thereof to any person or circumstance, shall to any extent be unreasonable, invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is found to be invalid or unenforceable, shall not be affected thereby, and each remaining provision of this Lease shall be valid and shall be enforceable to the extent permitted by law.

I.The captions at the beginning of the several paragraphs of this Lease are for convenience of reference only. They shall be ignored in construing this Lease.

J.This Lease may be executed in multiple counterparts, all of which taken together, shall constitute collectively a single agreement. Handwritten signatures to this Lease or any agreement or document described herein transmitted by facsimile, email or other similar electronic transmission (for example, through the use of a Portable Document Format or “PDF” file), shall be valid and effective to bind the party so signing.

K.Neither this Lease nor any memorandum shall be recorded in any public records. If this Lease is recorded in violation of this provision, it shall not serve as notice.

L.This Lease shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida.

M.Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present a health risk to persons who are exposed to it over time. Levels of radon that exceed Federal and State guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county health unit.

N.With respect to all payments of Rent, Additional Rent and any and all other payments required by Tenant hereunder, Tenant shall have no right of set-off, deduction, counterclaim, suspension or, except as expressly provided in the Lease.

Article VI.

Option Agreement for Purchase and Sale of Real Estate.

Section 6.01 Option Agreement for Purchase and Sale. In consideration of the covenants and agreements contained herein, Landlord and Tenant agree that Tenant shall have the option to purchase the fee title to the Land from Landlord for a price and upon the terms and conditions as set forth in this Article 6 (the “Option”).

Section 6.02 Option Consideration. Within five (5) business days after the Commencement Date, Tenant shall pay to Landlord as consideration for the Option the sum of Five Thousand and No 00/100 Dollars ($5,000.00) (the “Option Consideration”). No refund to Tenant shall be made of the Option Consideration if Tenant does not exercise the Option. The Option Consideration shall be applied against the Purchase Price provided the Closing shall take place. The Option Consideration shall remain Landlord’s if Closing does not take place, except in the event Closing does not take place as a result of a Landlord default under the Purchase and Sale Agreement (hereinafter defined).

Section 6.03 Execution of Option. Tenant shall have one (1) year from the Commencement Date to exercise the Option by providing written notice to Landlord and executing and delivering to Landlord simultaneous therewith an executed copy, for counter-execution by Landlord, a Vacant Land Contract and Addendum each in the form attached hereto as Schedule 1 pursuant to which Landlord agrees to sell and Tenant agrees to purchase the Land (collectively, the “Purchase and Sale Agreement”).   In the event Tenant does not exercise the Option within one (1) year from the Commencement Date, the Option shall automatically expire and be of no further force or effect without any further action of the parties required.

Section 6.04 Lease Termination. In the event Tenant exercises the Option and closes on the purchase and sale of the Land pursuant to the Purchase and Sale Agreement, this Lease shall automatically terminate as of the Closing Date (as defined in the Purchase and Sale Agreement) and be of no further force or effect without any further action of the parties required.

LANDLORD:

ALICO, INC., a Florida corporation

Richard Rallo, CFO

Date:

TENANT:

John E. Kiernan

Date:

EXHIBIT   “B”

TO HUNTING LEASE

MAP OF LEASED PREMISES

Exhibit "B" to Hunting Lease
Map of Leased Premises
N
UNITED STATES SUGAR CORPORATION 1 33 45 30 A00 0002.0000
Dooley Grade Rd
Dooley Grade Rd
ALICO INC 1 32 45 25 A00 0001.0000
ALICO INC 1 33 45 30 A00 0001.0000
Dooley Grade Rd
PARK AVENUE RANCHES AT DEVILS GARDEN LLC 1 32 45 25 A00 0003.0000
VALLINA LAZARO R VALLINA JENNIE 1 32 45 25 A00 0004.0000
MOORE MICHAEL R MOORE DEBRA S 1 32 45 36 A00 0003.0000
VALLINA LAZARO R VALLINA JENNIE 1 32 45 36 A00 0004.0000
ALICO INC 1 32 45 36 A00 0001.0000
ALICO INC 1 33 45 31
1 32 45 36 A00 0003.0200
1 32 45 36 A00 0004.0100
Legend – Hunting Lease Alico / John E. Kiernan
Access Point
Leased Property (~93 acres)
Canals
Dooley Grade Rd
Adjacent Parcels

EXHIBIT “1”

TO THE GENERAL CONDITIONS

HUNTING LEASE RULES AND RELEASE ROSTER

The undersigned hereby acknowledges that he/she has received the opportunity to fully review the General Conditions to that certain Hunting Lease Agreement and Real Estate Purchase and Sale Agreement between John E. Kiernan (“Tenant”) and Alico, Inc. (“Landlord”) dated January 1, 2022 and hereby agrees to abide by the rules and covenants therein. The undersigned further acknowledges that he/she has executed either a Participant’s Waiver, Release and Indemnification Agreement or a Guest’s Waiver, Release and Indemnification Agreement. The undersigned further acknowledges that no minors are permitted upon the property of Landlord until a Parent’s Waiver, Release and Indemnification Agreement has been executed by each minor’s parent or guardian.

Name	Printed Name	Date

EXHIBIT “2”

TO THE GENERAL CONDITIONS

TENANT & PARTICIPANT LIST

Date:

Tenant Name	Email Address

Street Address	City, State, and Zip

Contact Number (with area code)	Driver’s License Number

***************************************************************************

Participant Name	Participant Name

Street Address	Street Address

City, State, Zip	City, State, Zip

Contact Number (with area code)	Contact Number (with area code)

Email Address	Email Address

Driver’s License	Driver’s License

Participant Name	Participant Name

Street Address	Street Address

City, State, Zip	City, State, Zip

Contact Number (with area code)	Contact Number (with area code)

Email Address	Email Address

Driver’s License	Driver’s License

MAKE COPIES OF THIS PAGE AS NEEDED

THIS LIST MUST BE COMPLETELY FILLED OUT AND LEGIBLE

EXHIBIT “3”

TO THE GENERAL CONDITIONS

PARTICIPANT WAIVER, RELEASE AND INDEMNIFICATION AGREEMENT

The undersigned                                                                                             , (“Participant”), in consideration of being permitted by John E. Kiernan (“Tenant”) and Alico, Inc. (“Landlord”) to enter upon certain property of Landlord, for the purpose of hunting or participating in any of the permitted activities of Tenant thereon, hereby acknowledges that Tenant is required under the terms of Tenant’s Hunting Lease with Landlord (the “Lease”) to obtain the execution of this Participant Waiver, Release and Indemnification Agreement (this “Agreement”), and hereby agrees as follows:

1.ASSUMPTION OF RISK: Participant knows and fully understands the scope, nature and extent of the risks and inherent dangers associated with firearms, wild animals, tree climbing, hunting, horseback riding, camping and other outdoor wilderness activities, including, but not limited to, such activities as Participant intends to participate in while upon the property of Landlord, and voluntarily and freely chooses to proceed with such activities and assume such risks.

2.RELEASE FROM LIABILITY: Participant hereby and by these presents for its successors, assigns, representatives, agents and for anyone claiming by or through or under Participant, fully releases, satisfies, and forever discharges the Landlord and each of its subsidiaries, affiliates, partners, shareholders, directors, officers, members, managers, employees, agents, representatives, invitees, and mortgagees, and each of its subsidiaries’ managers, members, officers, directors, partners, employees, agents, representatives, invitees and mortgagees (collectively, the “Indemnitees”), of from any and all liability, claims, demands, actions, causes of actions, damages, judgments and demands of any nature whatsoever, whether arising at law or in equity, pertaining to or otherwise resulting from any damage, loss or injury to the Participant or the Participant’s property while upon the property of Landlord, or while participating in any of the activities contemplated by any arrangements between Participant and Tenant, regardless if such loss, damage or injury results from the negligence of Landlord or any of the other Indemnitees, from the negligence of Tenant or from some other cause.

3.COVENANT NOT TO SUE: Participant hereby irrevocably waives any suit, action or cause of action at law or in equity which the Participant or the Participant’s heirs, executors, representatives or administrators may have against the Landlord or any of the other Indemnitees pertaining to or otherwise resulting from any damage, loss or injury to the Participant or the Participant’s property while upon the property of Landlord or from the activities that Participant may participate in while upon said property, and hereby agrees never to institute any such suit, action or cause of action, whether at law or in equity, nor to initiate or assist in the prosecution of any claim for damages or cause of action which the Participant, the Participant’s heirs, executors, representatives or administrators hereafter may have by reason of injury to the person of the Participant or to the Participant’s property while on the property of Landlord or arising from the activities that Participant may participate in while upon said property.

4.INDEMNITY AGAINST THIRD PARTY CLAIMS: Participant hereby indemnifies, saves and holds the Indemnitees harmless from and against any and all losses, claims, actions, damages or proceedings of every kind, nature and character, whether at law or in equity, which may be presented or initiated by any other persons or organizations and which arise directly or indirectly from the activities of the Participant while present upon the property of Landlord, and regardless if such loss, damage or injury results from the negligence of Landlord or any of the other Indemnitees.

5.PARENTAL RESPONSIBILITY: Participant hereby agrees that any minor children or wards of Participant shall be under their direct supervision at all times while Participant is on the property of Landlord and further assumes full responsibility and liability for their actions and safety during such time period. Participant is further aware that the terms of the Lease require the execution of a Parent’s Waiver, Release and Indemnification Agreement by the parent or guardian of any minor prior to such minor’s entry onto Landlord’s property.

6.CONTINUATION OF OBLIGATIONS: The undersigned hereby agrees and acknowledges that the terms and conditions of this Agreement shall continue in full force and effect now and in the future at all times during which the Participant participates, either directly or indirectly, in any activities on said property of Landlord, and shall be binding upon the heirs, executors, representatives and administrators of Participant or his estate.

Participant hereby acknowledges and warrants that Participant has had ample opportunity to review and read, and has in fact read, the General Conditions to the Lease, as well as all of the provisions of this Agreement, fully understands and comprehends the terms and conditions expressed in both, and has freely chosen to accept and be bound by all of said terms and conditions. This Agreement shall be binding upon and shall inure to the benefit of all parties hereto, as well as their respective successors, assigns, agents, shareholders, directors, officers and employees.

IN WITNESS WHEREOF, the parties have affixed their signature this            day of             , 20   .

Parent/Guardian:	Witness #1:

Printed Name:	Printed Name:

Address:	Address:

Telephone:	Telephone:

Witness #2:

Printed Name:

Address:

Telephone:

THIS AGREEMENT MUST BE COMPLETELY FILLED OUT AND LEGIBLE

EXHIBIT “4”

TO THE GENERAL CONDITIONS

GUEST’S WAIVER, RELEASE AND INDEMNIFICATION AGREEMENT

The undersigned                                                                              (“Guest”), in consideration of being permitted by John E. Kiernan (“Tenant”) and Alico, Inc. (“Landlord”) to enter upon certain property of Landlord for the purpose of hunting or participating in any of the permitted activities of Tenant thereon, hereby acknowledges that Tenant is required by the terms of Tenant’s Hunting Lease Agreement (“Lease”), to obtain the execution of this Guest’s Waiver, Release and Indemnification Agreement (the “Agreement”), and hereby agrees as follows:

1.ASSUMPTION OF RISK: The Guest knows and fully understands the scope, nature and extent of the risks and inherent dangers associated with firearms, wild animals, tree climbing, hunting, horseback riding, camping and other outdoor wilderness activities, including, but not limited to, such activities that the Guest intends to participate in while upon the property of Landlord, and voluntarily and freely chooses to proceed with such activities and assume such risks.

2.RELEASE FROM LIABILITY: The Guest hereby and by these presents for its successors, assigns, representatives, agents and for anyone claiming by or through or under the Guest, fully releases, satisfies, and forever discharges the Landlord and each of its subsidiaries, affiliates, partners, shareholders, directors, officers, members, managers, employees, agents, representatives, invitees, and mortgagees, and each of its subsidiaries’ managers, members, officers, directors, partners, employees, agents, representatives, invitees and mortgagees (collectively, the “Indemnitees”), of and from any and all liability, claims, demands, actions, causes of actions, damages, judgments and demands of any nature whatsoever, whether arising at law or in equity, pertaining to or otherwise resulting from any damage, loss or injury to the Guest or the Guest’s property while upon the property of Landlord, or while participating in any of the activities contemplated by any arrangements between the Guest and Tenant, and regardless if such loss, damage or injury results from the negligence of the Indemnitees, from the negligence of Tenant, or from some other cause.

3.COVENANT NOT TO SUE: The Guest hereby irrevocably waives any suit, action or cause of action at law or in equity which the Guest or the Guest’s heirs, executors, representatives or administrators may have against the Landlord or any of the other Indemnitees pertaining to or otherwise resulting from any damage, loss or injury to the Guest or the Guest’s property while upon the property of Landlord or from the activities that the Guest may participate in while upon said property, and hereby agrees never to institute any such suit, action or cause of action, whether at law or in equity, nor to initiate or assist in the prosecution of any claim for damages or cause of action which the Guest, the Guest’s heirs, executors, representatives or administrators hereafter may have by reason of injury to the person of the Guest or to the Guest’s property while on the property of Landlord or arising from the activities that the Guest may participate in while upon said property.

4.INDEMNITY AGAINST THIRD PARTY CLAIMS: The undersigned hereby indemnifies, saves and holds Landlord and the other Indemnitees harmless from and against any and all losses, claims, actions, damages or proceedings of every kind, nature and character, whether at law or in equity, which may be presented or initiated by any other persons or organizations and which arise directly or indirectly from the activities of the Guest while present upon the property of Landlord, and regardless if such loss, damage or injury results from the negligence of the Indemnitees.

5.PARENTAL RESPONSIBILITY: The Guest hereby agrees that any minor children or wards of the Guest shall be under their direct supervision at all times while the Guest is on the property of Landlord and further assumes full responsibility and liability for their actions and safety during such time period.   The Guest is further aware that the terms of the Lease require the execution of a Parent’s Waiver, Release and Indemnification Agreement by the parent or guardian of any minor prior to such minor’s entry onto Landlord’s property.

6.CONTINUATION OF OBLIGATIONS: The undersigned hereby agrees and acknowledges that the terms and conditions of this Agreement shall continue in full force and effect now and in the future at all times during which the Guest participates, either directly or indirectly, in any activities on said property of Landlord, and shall be binding upon the heirs, executors, representatives and administrators of the Guest or his/her estate.

The Guest hereby acknowledges and warrants that he or she has had ample opportunity to review and read, and has in fact read, the General Conditions to the Lease, as well as all of the provisions of this Agreement, fully understands and comprehends the terms and conditions expressed in both, and has freely chosen to accept and be bound by all of said terms and conditions. This Agreement shall be binding upon and shall inure to the benefit of all parties hereto, as well as their respective successors, assigns, agents, shareholders, directors, officers and employees.

IN WITNESS WHEREOF, the parties have affixed their signature this           day of                        , 20        .

Guest:	Witness #1:

Printed Name:	Printed Name:

Address:	Address:

Telephone:	Telephone:

Witness #2:

Printed Name:

Address:

Telephone:

THIS AGREEMENT MUST BE COMPLETELY FILLED OUT AND LEGIBLE

EXHIBIT “5”

TO THE GENERAL CONDITIONS

PARENT’S WAIVER, RELEASE AND INDEMNIFICATION AGREEMENT

The undersigned                                                                                       , as parent or lawful guardian of                                                                        , a minor (“Guest”), in consideration of the Guest being permitted by John E. Kiernan (“Tenant”) and Alico, Inc. (“Landlord”) to enter upon certain property of Landlord, for the purpose of hunting or participating in any of the permitted activities of Tenant thereon, hereby acknowledges that Tenant is required under the terms of Tenant’s Hunting Lease Agreement with Landlord, (the “Lease”) to obtain the execution of this Parent’s Waiver, Release and Indemnification Agreement (this “Agreement”), and hereby agrees as follows:

1.ASSUMPTION OF RISK: The undersigned knows and fully understands the scope, nature and extent of the risks and inherent dangers associated with firearms, wild animals, tree climbing, hunting, horseback riding, camping and other outdoor wilderness activities, including, but not limited to, such activities that the Guest intends to participate in while upon the property of Landlord, and voluntarily and freely chooses to allow the Guest to proceed with such activities and the undersigned assumes all such risks.

2.RELEASE FROM LIABILITY: The undersigned hereby and by these presents for its successors, assigns, representatives, agents and for anyone claiming by or through or under the undersigned or the Guest, fully releases, satisfies, and forever discharges the Landlord and each of its subsidiaries, affiliates, partners, shareholders, directors, officers, members, managers, employees, agents, representatives, invitees, and mortgagees, and each of its subsidiaries’ managers, members, officers, directors, partners, employees, agents, representatives, invitees and mortgagees (collectively, the “Indemnitees”), of and from any and all liability, claims, demands, actions, causes of actions, damages, judgments and demands of any nature whatsoever, whether arising at law or in equity, pertaining to or otherwise resulting from any damage, loss or injury to the Guest or the Guest’s property while upon the property of Landlord, or while participating in any of the activities contemplated by any arrangements between the Guest and Tenant, and regardless if such loss, damage or injury results from the negligence of Landlord or any of the other Indemnitees, from the negligence of Tenant, or from some other cause.

3.COVENANT NOT TO SUE: The undersigned, for the undersigned and for the successors and assigns of the undersigned, hereby irrevocably waives any suit, action or cause of action at law or in equity which the undersigned, the Guest or the Guest’s heirs, executors, representatives or administrators may have against the Landlord or any of the other Indemnitees pertaining to or otherwise resulting from any damage, loss or injury to the Guest or the Guest’s property while upon the property of Landlord or from the activities that the Guest participates in while upon said property, and hereby agrees never to institute any such suit, action or cause of action, whether at law or in equity, nor to initiate or assist in the prosecution of any claim for damages or cause of action which the undersigned, the Guest, the Guest’s heirs, executors, representatives or administrators hereafter may have by reason of injury to the person of the Guest or to the Guest’s property while on the property of Landlord or arising from the activities that the Guest intends to participate in while upon said property.

4.INDEMNITY AGAINST THIRD PARTY CLAIMS: The undersigned hereby indemnifies, saves and holds Landlord and the other Indemnitees from and against any and all losses, claims, actions, damages or proceedings of every kind, nature and character, whether at law or in equity, which may be presented or initiated by any other persons or organizations and which arise directly or indirectly from the activities of the Guest while engaged in any activities upon the property of Landlord, regardless if such loss, damage or injury results from the negligence of Landlord or any of the other Indemnitees.

5.PARENTAL RESPONSIBILITY: The undersigned hereby agrees that the Guest shall be under their direct supervision at all times while the Guest is on the property of Landlord and further assumes full responsibility and liability for the Guest’s actions and safety during such time period.

6.CONTINUATION OF OBLIGATIONS: The undersigned hereby agrees and acknowledges that the terms and conditions of this Agreement shall continue in full force and effect now and in the future at all times during which the Guest participates, either directly or indirectly, in any activities on said property of Landlord, and shall be binding upon the undersigned and the heirs, executors, representatives and administrators of the Guest or his/her estate.

The undersigned hereby acknowledges and warrants that he or she has had ample opportunity to review and read, and has in fact read, the General Conditions to the Lease, as well as all of the provisions of this Agreement, fully understands and comprehends the terms and conditions expressed in both, and has freely chosen to accept and be bound by all of said terms and conditions. This Agreement shall be binding upon and shall inure to the benefit of all parties hereto, as well as their respective successors, assigns, agents, shareholders, directors, officers and employees.

NOTICE TO THE MINOR CHILD’S NATURAL GUARDIAN

READ THIS FORM COMPLETELY AND CAREFULLY. YOU ARE AGREEING TO LET YOUR MINOR CHILD ENGAGE IN A POTENTIALLY DANGEROUS ACTIVITY. YOU ARE AGREEING THAT, EVEN IF ALICO, INC., USES REASONABLE CARE IN PROVIDING THIS ACTIVITY, THERE IS A CHANCE YOUR CHILD MAY BE SERIOUSLY INJURED OR KILLED BY PARTICIPATING IN THIS ACTIVITY BECAUSE THERE ARE CERTAIN DANGERS INHERENT IN THE ACTIVITY WHICH CANNOT BE AVOIDED OR ELIMINATED. BY SIGNING THIS FORM, YOU ARE GIVING UP YOUR CHILD’S RIGHT AND YOUR RIGHT TO RECOVER FROM ALICO, INC. AND THE OTHER INDEMNITEES, IN A LAWSUIT FOR ANY PERSONAL INJURY, INCLUDING DEATH, TO YOUR CHILD OR ANY PROPERTY DAMAGE THAT RESULTS FROM THE RISKS THAT ARE A NATURAL PART OF THE ACTIVITY. YOU HAVE THE RIGHT TO REFUSE TO SIGN THIS FORM, AND ALICO, INC., HAS THE RIGHT TO REFUSE TO LET YOUR CHILD PARTICIPATE IF YOU DO NOT SIGN THIS FORM.

IN WITNESS WHEREOF, the parties have affixed their signature this            day of                         , 20   .

Parent/Guardian:	Witness #1:

Printed Name:	Printed Name:

Address:	Address:

Telephone:	Telephone:

Witness #2:

Printed Name:

Address:

Telephone:

THIS AGREEMENT MUST BE COMPLETELY FILLED OUT AND LEGIBLE

Schedule 1

Form of Purchase and Sale Agreement

See attached

Trenam Law

Vacant Land Contract

1.	Sale and Purchase ("Contract"):_Alico, Inc. a Florida corporation

("Seller") and _John E. Kiernan

("Buyer") (the "parties") agree to sell and buy on the terms and conditions specified below the property ("Property") described as:
Address:	21405 Dooley Grade Road, Clewiston, Florida
Legal Description:

That certain real property located in Hendry County, Florida, and depicted on the aerial   map attached hereto _as  Exhibit  "A",  and  which  includes  a  portion  of  Parcel  ID Number  1-32-45-25-A00-0001.0000  and 1-33-45-30- _A00-0001.0000,  of  which  real  property  comprises  approximately  93.00  acres,  to  be  confirmed pursuant to _Section 4 of the attached Addendum.

                                                                   SEC         /TWP /            /RNG              of Hendry         County, Florida. Real Property ID No.:_See legal description         including all improvements existing on the Property and the following additional property:

2.	Purchase Price: (U.S. currency) $ See Addendum

All deposits will be made payable to "Escrow Agent" named below and held in escrow by:

Escrow Agent's Name:  Trenam Law

Escrow Agent's Contact Person:  Timothy M. Hughes, Esq.

Escrow Agent's Address:    _200 Central Avenue, Suite 1600, St. Petersburg, FL 33701

Escrow Agent's Phone:   727-820-3965

Escrow Agent's Email:THughes@trenam.com

(a)	Initial deposit ($0 if left blank) (Check if applicable)

☐     accompanies offer

☐ will be delivered to Escrow Agent within	days (3 days if left blank)
after Effective Date	$ See Addendum
(b)	Additional deposit will be delivered to Escrow Agent (Check if applicable)

☐ within              days (10 days if left blank) after Effective Date

☐ within                days (3 days if left blank) after expiration of Due Diligence Period              $

(c)	Total Financing (see Paragraph 6) (express as a dollar amount or percentage) $
(d)	Other: $
(e)	Balance to close (not including Buyer's closing costs, prepaid items, and prorations) to be paid at closing by wire transfer or other Collected funds $

(f)☒ (Complete only if purchase price will be determined based on a per unit cost instead of a fixed price.) The unitused to determine the purchase price is ☐ lot ☒ acre ☐ square foot ☐ other (specify):                  prorating areas of less than a full unit. The purchase price will be $                                  per unit based on a calculation of total area of the Property as certified to Seller and Buyer by a Florida licensed surveyor in accordance with ~~Paragraph 8(c). The following rights of way and other areas will be excluded from the~~ calculation:   Section 4 of attached Addendum.

3.

Time for Acceptance; Effective Date: Unless this offer is signed by Seller and Buyer and an executed copy delivered to all parties on or before                                            , this offer will be withdrawn and Buyer's deposit, if any, will be returned. The time for acceptance of any counter-offer will be 3 days after the date the counter-offer is delivered. The "Effective Date" of this Contract is the date on which the last one of the Seller and Buyer has signed or initialed and delivered this offer or the final counter-offer.

4.

Closing Date: This transaction will close on     See Addendum                     ("Closing Date"), unless specifically extended by other provisions of this Contract. The Closing Date will prevail over all other time periods including, but not limited to, Financing and Due Diligence periods. However, if the Closing Date occurs on a

Buyer (___) (____) and Seller (___) (___) acknowledge receipt of a copy of this page, which is 1 of 9 pages.

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Saturday, Sunday, or national legal holiday, it will extend to 5:00 p.m. (where the Property is located) of the next business day. In the event insurance underwriting is suspended on Closing Date and Buyer is unable to obtain property insurance, Buyer may postpone closing for up to 5 days after the insurance underwriting suspension is lifted. If this transaction does not close for any reason, Buyer will immediately return all Seller provided documents and other items.

5.

~~Extension of Closing Date: If Paragraph 6(b) is checked and Closing Funds from Buyer's lender(s) are not~~ available on Closing Date due to Consumer Financial Protection Bureau Closing Disclosure delivery requirements ~~("CFPB Requirements), if applicable, then Closing Date shall be extended for such period necessary to satisfy CFPB Requirements, provided such period shall not exceed 10 days.~~

6.	Financing: (Check as applicable)
(g)	☒ Buyer will pay cash for the Property with no financing contingency.
(h)

☐ This Contract is contingent on Buyer qualifying for and obtaining the commitment(s) or approval(s) specified below ("Financing") within                     days after Effective Date (Closing Date or 30 days after Effective Date, whichever occurs first, if left blank) ("Financing Period"). Buyer will apply for Financing within                     days after Effective Date (5 days if left blank) and will timely provide any and all credit, employment, financial, and other information required by the lender. If Buyer, after using diligence and good faith, cannot obtain the Financing within the Financing Period, either party may terminate this Contract and Buyer's deposit(s) will be returned.

(1)

☐ New Financing: Buyer will secure a commitment for new third party financing for $                      or                  % of the purchase price at (Check one) ☐ a fixed rate not exceeding         % ☐           an adjustable interest rate not exceeding             % at origination (a fixed rate at the prevailing interest rate based on Buyer's creditworthiness if neither choice is selected). Buyer will keep Seller and Broker fully informed of the loan application status and progress and authorizes the lender or mortgage broker to disclose all such information to Seller and Broker.

(2)	☐ Seller Financing: Buyer will execute a ☐ first ☐ second purchase money note and mortgage to

Seller in the amount of $                , bearing annual interest at                % and payable as follows:

The mortgage, note, and any security agreement will be in a form acceptable to Seller and will follow forms generally accepted in the county where the Property is located; will provide for a late payment fee and acceleration at the mortgagee's option if Buyer defaults; will give Buyer the right to prepay without penalty all or part of the principal at any time(s) with interest only to date of payment; will be due on conveyance or sale; will provide for release of contiguous parcels, if applicable; and will require Buyer to keep liability insurance on the Property, with Seller as additional named insured. Buyer authorizes Seller to obtain credit, employment, and other necessary information to determine creditworthiness for the financing. Seller will, within 10 days after Effective Date, give Buyer written notice of whether or not Seller will make the loan.

(3)	☐ Mortgage Assumption: Buyer will take title subject to and assume and pay existing first mortgage to

LN#                             in the approximate amount of $                                         currently payable at

$                   per month, including principal, interest, ☐ taxes and insurance, and having a ☐ fixed ☐ other (describe)                                                                            interest rate of              % which ☐ will ☐ will not escalate upon assumption. Any variance in the mortgage will be adjusted in the balance due at closing with no adjustment to purchase price. Buyer will purchase Seller's escrow account dollar for dollar. If the interest rate upon transfer exceeds            % or the assumption/transfer fee exceeds $                             , either party may elect to pay the excess, failing which this Contract will terminate; and Buyer's deposit(s) will be returned. If the lender disapproves Buyer, this Contract will terminate; and Buyer's deposit(s) will be returned.

7.

Assignability: (Check one) Buyer ☐ may assign and thereby be released from any further liability under this Contract, ☐ may assign but not be released from liability under this Contract, or ☒ may not assign this Contract.

Buyer (___) (____) and Seller (___) (___) acknowledge receipt of a copy of this page, which is 2 of 9 pages.

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8.

~~Title: Seller has the legal capacity to and will convey marketable title to the Property by ☐ statutory warranty deed ☐ special warranty deed ☐ other (specify)                                       , free of liens, easements, and encumbrances of record or known to Seller, but subject to property taxes for the year of closing; covenants, restrictions, and public utility easements of record; existing zoning and governmental regulations; and (list any other matters to which title will be subject)                                                               , provided there exists at closing no violation of the foregoing.~~

~~(a)~~

~~Title Evidence: The party who pays for the owner's title insurance policy will select the closing agent and pay for the title search, including tax and lien search (including municipal lien search) if performed, and all other fees charged by closing agent. Seller will deliver to Buyer, at~~

~~(Check one) ☐ Seller's ☐ Buyer's expense and~~

~~(Check one) ☐ within           days after Effective Date ☐ at least             days before Closing Date,~~

~~(Check one)~~

~~(1)~~

~~☐ a title insurance commitment by a Florida licensed title insurer setting forth those matters to be discharged by Seller at or before closing and, upon Buyer recording the deed, an owner's policy in the amount of the purchase price for fee simple title subject only to the exceptions stated above. If Buyer is paying for the owner's title insurance policy and Seller has an owner's policy, Seller will deliver a copy to Buyer within 15 days after Effective Date.~~

~~(2)~~

~~☐ an abstract of title, prepared or brought current by an existing abstract firm or certified as correct by an existing firm. However, if such an abstract is not available to Seller, then a prior owner's title policy acceptable to the proposed insurer as a base for reissuance of coverage may be used. The prior policy will include copies of all policy exceptions and an update in a format acceptable to Buyer from the policy effective date and certified to Buyer or Buyer's closing agent together with copies of all documents recited in the prior policy and in the update. If such an abstract or prior policy is not available to Seller, then (1) above will be the title evidence.~~

~~(b)~~

~~Title Examination: After receipt of the title evidence, Buyer will, within             days (10 days if left blank) but no later than Closing Date, deliver written notice to Seller of title defects. Title will be deemed acceptable to Buyer if (i) Buyer fails to deliver proper notice of defects or (ii) Buyer delivers proper written notice and Seller cures the defects within           days (30 days if left blank) ("Cure Period") after receipt of the notice. If the defects are cured within the Cure Period, closing will occur within 10 days after receipt by Buyer of notice of such cure. Seller may elect not to cure defects if Seller reasonably believes any defect cannot be cured within the Cure Period. If the defects are not cured within the Cure Period, Buyer will have 10 days after receipt of notice of Seller's inability to cure the defects to elect whether to terminate this Contract or accept title subject to existing defects and close the transaction without reduction in purchase price.~~

~~(c)~~

~~Survey: Buyer may, at Buyer's expense, have the Property surveyed and must deliver written notice to Seller, within 5 days after receiving survey but not later than 5 days before Closing Date, of any encroachments on the Property, encroachments by the Property's improvements on other lands, or deed restriction or zoning violations. Any such encroachment or violation will be treated in the same manner as a title defect and Seller's and Buyer's obligations will be determined in accordance with Paragraph 8(b).~~

~~(d)~~	~~Ingress and Egress: Seller warrants that the Property presently has ingress and egress.~~

9.

Property Condition: Seller will deliver the Property to Buyer at closing in its present "as is" condition, with conditions resulting from Buyer's Inspections and casualty damage, if any, excepted. Seller will not engage in or permit any activity that would materially alter the Property's condition without the Buyer's prior written consent.

(a)	Inspections: (Check (1) or (2))
(1)

☒ Due Diligence Period: Buyer will, at Buyer's expense and within   45     days (30 days if left blank) ("Due Diligence Period") after Effective Date and in Buyer's sole and absolute discretion, determine whether the Property is suitable for Buyer's intended use. During the Due Diligence Period, Buyer may conduct a Phase 1 environmental assessment and any other tests, analyses, surveys, and investigations ("Inspections") that Buyer deems necessary to determine to Buyer's satisfaction the Property's engineering, architectural, and environmental properties; zoning and zoning restrictions; subdivision statutes; soil and grade; availability of access to public roads, water, and other utilities; consistency with local, state, and regional growth management plans; availability of permits, government approvals, and licenses; and other inspections that Buyer deems appropriate. If ~~the Property must be rezoned, Buyer will obtain the rezoning from the appropriate government agencies. Seller will sign all documents Buyer is required to file in connection with development or~~

Buyer (___) (____) and Seller (___) (___) acknowledge receipt of a copy of this page, which is 3 of 9 pages.

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~~rezoning approvals~~. Seller gives Buyer, its agents, contractors, and assigns, the right to enter the Property at any time during the Due Diligence Period for the purpose of conducting Inspections, provided, however, that Buyer, its agents, contractors, and assigns enter the Property and conduct Inspections at their own risk. Buyer will indemnify and hold Seller harmless from losses, damages, costs, claims, and expenses of any nature, including attorneys' fees, expenses, and liability incurred ~~in application for rezoning or related proceedings, and~~ from liability to any person, arising from the conduct of any and all Inspections or any work authorized by Buyer. Buyer will not engage in any activity that could result in a construction lien being filed against the Property without Seller's prior written consent. If this transaction does not close, Buyer will, at Buyer's expense, (i) repair all damages to the Property resulting from the Inspections and return the Property to the condition it was in before conducting the Inspections and (ii) release to Seller all reports and other work generated as a result of the Inspections.

Before expiration of the Due Diligence Period, Buyer must deliver written notice to Seller of Buyer's determination of whether or not the Property is acceptable. Buyer's failure to comply with this notice requirement will constitute acceptance of the Property as suitable for Buyer's intended use in its "as is" condition. If the Property is unacceptable to Buyer and written notice of this fact is timely delivered to Seller, this Contract will be deemed terminated, and Buyer's deposit(s) will be returned.

(2)

~~☐ No Due Diligence Period: Buyer is satisfied that the Property is suitable for Buyer's purposes, including being satisfied that either public sewerage and water are available to the Property or the Property will be approved for the installation of a well and/or private sewerage disposal system and that existing zoning and other pertinent regulations and restrictions, such as subdivision or deed restrictions, concurrency, growth management, and environmental conditions, are acceptable to Buyer. This Contract is not contingent on Buyer conducting any further investigations.~~

(b)

Government Regulations: Changes in government regulations and levels of service which affect Buyer's intended use of the Property will not be grounds for terminating this Contract if the Due Diligence Period has expired or if Paragraph 9(a)(2) is selected.

(c)

Flood Zone: Buyer is advised to verify by survey, with the lender, and with appropriate government agencies which flood zone the Property is in, whether flood insurance is required, and what restrictions apply to improving the Property and rebuilding in the event of casualty.

~~(d)~~

~~Coastal Construction Control Line ("CCCL"): If any part of the Property lies seaward of the CCCL as defined in Section 161.053, Florida Statutes, Seller will provide Buyer with an affidavit or survey as required by law delineating the line's location on the Property, unless Buyer waives this requirement in writing. The Property being purchased may be subject to coastal erosion and to federal, state, or local regulations that govern coastal property, including delineation of the CCCL, rigid coastal protection structures, beach nourishment, and the protection of marine turtles. Additional information can be obtained from the Florida Department of Environmental Protection, including whether there are significant erosion conditions associated with the shore line of the Property being purchased.~~

~~Buyer waives the right to receive a CCCL affidavit or survey.~~

10.

Closing Procedure; Costs: Closing will take place in the county where the Property is located and may be conducted by mail or electronic means. If title insurance insures Buyer for title defects arising between the title binder effective date and recording of Buyer's deed, closing agent will disburse at closing the net sale proceeds to Seller (in local cashier's check if Seller requests in writing at least 5 days before closing) and brokerage fees to Broker as per Paragraph 21. In addition to other expenses provided in this Contract, Seller and Buyer will pay the costs indicated below.

(a)	Seller Costs:

Taxes on deed

Recording fees for documents needed to cure title

Title evidence (~~if applicable under Paragraph 8~~)

Estoppel Fee(s)

Other:

(b)	Buyer Costs:

Taxes and recording fees on notes and mortgages

Recording fees on the deed and financing statements Loan expenses

~~Title evidence (if applicable under Paragraph 8)~~

Lender's title policy at the simultaneous issue rate Inspections

Buyer (___) (____) and Seller (___) (___) acknowledge receipt of a copy of this page, which is 4 of 9 pages.

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Survey Insurance

Other:

(c)

Prorations: The following items will be made current and prorated as of the day before Closing Date: real estate taxes (including special benefit tax liens imposed by a CDD), interest, bonds, assessments, leases, and other Property expenses and revenues. If taxes and assessments for the current year cannot be determined, the previous year's rates will be used with adjustment for any exemptions.

(d)

Special Assessment by Public Body: Regarding special assessments imposed by a public body, Seller will pay (i) the full amount of liens that are certified, confirmed, and ratified before closing and (ii) the amount of the last estimate of the assessment if an improvement is substantially completed as of Effective Date but has not resulted in a lien before closing; and Buyer will pay all other amounts. If special assessments may be paid in installments, ☐ Seller ☒ Buyer (Buyer if left blank) will pay installments due after closing. If Seller is checked, Seller will pay the assessment in full before or at the time of closing. Public body does not include a Homeowners' or Condominium Association.

(e)

PROPERTY TAX DISCLOSURE SUMMARY: BUYER SHOULD NOT RELY ON THE SELLER'S CURRENT PROPERTY TAXES AS THE AMOUNT OF PROPERTY TAXES THAT BUYER MAY BE OBLIGATED TO PAY IN THE YEAR SUBSEQUENT TO PURCHASE. A CHANGE OF OWNERSHIP OR PROPERTY IMPROVEMENTS TRIGGERS REASSESSMENTS OF THE PROPERTY THAT COULD RESULT IN HIGHER PROPERTY TAXES. IF YOU HAVE ANY QUESTIONS CONCERNING VALUATION, CONTACT THE COUNTY PROPERTY APPRAISER'S OFFICE FOR FURTHER INFORMATION.

(f)

Foreign Investment in Real Property Tax Act ("FIRPTA"): If Seller is a "foreign person" as defined by FIRPTA, Seller and Buyer will comply with FIRPTA, which may require Seller to provide additional cash at closing.

(g)

1031 Exchange: If either Seller or Buyer wish to enter into a like-kind exchange (either simultaneously with closing or after) under Section 1031 of the Internal Revenue Code ("Exchange"), the other party will cooperate in all reasonable respects to effectuate the Exchange including executing documents, provided, however, that the cooperating party will incur no liability or cost related to the Exchange and that the closing will not be contingent upon, extended, or delayed by the Exchange.

11.

Computation of Time: Calendar days will be used when computing time periods, except time periods of 5 days or less. Time periods of 5 days or less will be computed without including Saturday, Sunday, or national legal holidays specified in 5 U.S.C. 6103(a). Other than time for acceptance and Effective Date as set forth in Paragraph 3, any time periods provided for or dates specified in this Contract, whether preprinted, handwritten, typewritten or inserted herein, which shall end or occur on a Saturday, Sunday, or national legal holiday (see 5 U.S.C. 6103) shall extend until 5:00 p.m. (where the Property is located) of the next business day. Time is of the essence in this Contract.

12.

Risk of Loss; Eminent Domain: If any portion of the Property is materially damaged by casualty before closing or Seller negotiates with a governmental authority to transfer all or part of the Property in lieu of eminent domain proceedings or an eminent domain proceeding is initiated, Seller will promptly inform Buyer. Either party may terminate this Contract by written notice to the other within 10 days after Buyer's receipt of Seller's notification, and Buyer's deposit(s) will be returned, failing which Buyer will close in accordance with this Contract and receive all payments made by the governmental authority or insurance company, if any.

13.

Force Majeure: Seller or Buyer will not be required to perform any obligation under this Contract or be liable to each other for damages so long as the performance or non-performance of the obligation is delayed, caused, or prevented by an act of God or force majeure. An "act of God or "force majeure" is defined as hurricanes, earthquakes, floods, fire, unusual transportation delays, wars, insurrections, and any other cause not reasonably within the control of Seller or Buyer and which by the exercise of due diligence the non-performing party is unable in whole or in part to prevent or overcome. All time periods, including Closing Date, will be extended for the period that the act of God or force majeure is in place. However, in the event that such act of God or force majeure event continues beyond 30 days, either party may terminate this Contract by delivering written notice to the other; and Buyer's deposit(s) will be returned.

14.

Notices: All notices will be in writing and delivered to the parties and Broker by mail, personal delivery, or electronic means. Buyer's failure to timely deliver written notice to Seller, when such notice is required by this Contract, regarding any contingency will render that contingency null and void, and this Contract will be construed as if the contingency did not exist. Any notice, document, or item

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delivered to or received by an attorney or licensee (including a transactions broker) representing a party will be as effective as if delivered to or received by that party.
15.

Complete Agreement; Persons Bound: This Contract is the entire agreement between Seller and Buyer. Except for brokerage agreements, no prior or present agreements will bind Seller, Buyer, or Broker unless incorporated into this Contract. Modifications of this Contract will not be binding unless in writing, signed or initialed, and delivered by the party to be bound. Electronic signatures will be acceptable and binding. This Contract, signatures, initials, documents referenced in this Contract, counterparts, and written modifications communicated electronically or on paper will be acceptable for all purposes, including delivery, and will be binding. Handwritten or typewritten terms inserted in or attached to this Contract prevail over preprinted terms. If any provision of this Contract is or becomes invalid or unenforceable, all remaining provisions will continue to be fully effective. Seller and Buyer will use diligence and good faith in performing all obligations under this Contract. This Contract will not be recorded in any public record. The terms "Seller," "Buyer," and "Broker" may be singular or plural. This Contract is binding on the heirs, administrators, executors, personal representatives, and assigns, if permitted, of Seller, Buyer, and Broker.

16.	~~Default and Dispute Resolution: This Contract will be construed under Florida law. This Paragraph will survive closing or termination of this Contract.~~
~~(a)~~

~~Seller Default: If Seller fails, neglects, or refuses to perform Seller's obligations under this Contract, Buyer may elect to receive a return of Buyer's deposit(s) without thereby waiving any action for damages resulting from Seller's breach and may seek to recover such damages or seek specific performance. Seller will also be liable for the full amount of the brokerage fee.~~

~~(b)~~

~~Buyer Default: If Buyer fails, neglects, or refuses to perform Buyer's obligations under this Contract, including payment of deposit(s), within the time(s) specified, Seller may elect to recover and retain the deposit(s), paid and agreed to be paid, for the account of Seller as agreed upon liquidated damages, consideration for execution of this Contract, and in full settlement of any claims, whereupon Seller and Buyer will be relieved from all further obligations under this Contract; or Seller, at Seller's option, may proceed in equity to enforce Seller's rights under this Contract.~~

17.

Attorney's Fees; Costs: In any litigation permitted by this Contract, the prevailing party shall be entitled to recover from the non-prevailing party costs and fees, including reasonable attorney's fees, incurred in conducting the litigation. This Paragraph 17 shall survive Closing or termination of this Contract.

18.

Escrow Agent; Closing Agent: Seller and Buyer authorize Escrow Agent and closing agent (collectively "Agent") to receive, deposit, and hold funds and other items in escrow and, subject to Collection, disburse them upon proper authorization and in accordance with Florida law and the terms of this Contract, including disbursing brokerage fees. "Collection" or "Collected" means any checks tendered or received have become actually and finally collected and deposited in the account of Agent. The parties agree that Agent will not be liable to any person for misdelivery of escrowed items to Seller or Buyer, unless the misdelivery is due to Agent's willful breach of this Contract or gross negligence. If Agent interpleads the subject matter of the escrow, Agent will pay the filing fees and costs from the deposit and will recover reasonable attorneys' fees and costs to be paid from the escrowed funds or equivalent and charged and awarded as court costs in favor of the prevailing party.

19.

~~Professional Advice; Broker Liability: Broker advises Seller and Buyer to verify all facts and representations that are important to them and to consult an appropriate professional for legal advice (for example, interpreting this Contract, determining the effect of laws on the Property and this transaction, status of title, foreign investor reporting requirements, the effect of property lying partially or totally seaward of the CCCL, etc.) and for tax, property condition, environmental, and other specialized advice. Buyer acknowledges that all representations (oral, written, or otherwise) by Broker are based on Seller representations or public records. Buyer agrees to rely solely on Seller, professional inspectors, and government agencies for verification of the Property condition and facts that materially affect Property value. Seller and Buyer respectively will pay all costs and expenses, including reasonable attorneys' fees at all levels, incurred by Broker and Broker's officers, directors, agents, and employees in connection with or arising from Seller's or Buyer's misstatement or failure to perform contractual obligations. Seller and Buyer hold harmless and release Broker and Broker's officers, directors, agents, and employees from all liability for loss or damage based on (i) Seller's or Buyer's misstatement or failure to perform contractual obligations; (ii) the use or display of listing data by third parties, including, but not limited to, photographs, images, graphics, video recordings, virtual tours, drawings, written descriptions, and remarks~~

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~~related to the Property; (iii) Broker's performance, at Seller's or Buyer's request, of any task beyond the scope of services regulated by Chapter 475, Florida Statutes, as amended, including Broker's referral, recommendation, or retention of any vendor; (iv) products or services provided by any vendor; and (v) expenses incurred by any vendor. Seller and Buyer each assume full responsibility for selecting and compensating their respective vendors. This Paragraph will not relieve Broker of statutory obligations. For purposes of this Paragraph, Broker will be treated as a party to this Contract. This Paragraph will survive closing.~~

20.

Commercial Real Estate Sales Commission Lien Act: If the Property is commercial real estate as defined by Section 475.701, Florida Statutes, the following disclosure will apply: The Florida Commercial Real Estate Sales Commission Lien Act provides that when a broker has earned a commission by performing licensed services under a brokerage agreement with you, the broker may claim a lien against your net sales proceeds for the broker's commission. The broker's lien rights under the act cannot be waived before the commission is earned.

21.

Brokers: The licensee(s) and brokerage(s) named below are collectively referred to as "Broker."  Instruction to closing agent: Seller and Buyer direct Closing Agent to disburse at Closing the full amount of the brokerage fees as specified in separate brokerage agreements with the parties and cooperative agreements between the Brokers, except to the extent Broker has retained such fees from the escrowed funds. This Paragraph will not be used to modify any MLS or other offer of compensation made by Seller or listing broker to cooperating brokers.

NONE	NONE

Seller's Sales Associate/License No.	Buyer's Sales Associate/License No.

Seller's Sales Associate Email Address	Buyer's Sales Associate Email Address

Seller's Sales Associate Phone Number	Buyer's Sales Associate Phone Number

Listing Brokerage	Buyer's Brokerage

Listing Brokerage Address	Buyer's Brokerage Address

22.	Addenda: The following additional terms are included in the attached addenda and incorporated into this Contract (Check if applicable):

☐	A.	Back-up Contract
☐	B.	Kick Out Clause
☒	C.	Other	See attached Addendum

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23.	Additional Terms:

To the extent a canal borders the Property, the Property boundary line will be the centerline of the canal.

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COUNTER-OFFER/REJECTION

☐Seller counters Buyer's offer (to accept the counter-offer, Buyer must sign or initial the counter-offered terms and deliver a copy of the acceptance to Seller).

☐Seller rejects Buyer's offer

This is intended to be a legally binding Contract. If not fully understood, seek the advice of an attorney before signing.

Buyer:				Date:
Print name:	John E. Kiernan
Buyer:				Date:
Print name:

Buyer's address for purpose of notice:
Address:
Phone:		Fax:	Email:	ccra22@yahoo.com/dixiechick33440@yahoo.co
Alico, Inc. a Florida corporation

Seller:				Date:
Print name:	Richard Rallo, CFO
Seller:				Date:
Print name:

Seller's address for purpose of notice:

Address: 10070 Daniels Interstate Court, Suite 100, Ft. Myers, FL 33913

Phone: _239-228-2000                         Fax:                            Email:rrallo@alicoinc.com

Effective Date: (The date on which the last party signed or initialed and delivered the final offer or counter-offer.)

Florida REALTORS® makes no representation as to the legal validity or adequacy of any provision of this form in any specific transaction. This standardized form should not be used in complex transactions or with extensive riders or additions. This form is available for use by the entire real estate industry and is not intended to identify the user as REALTOR®. REALTOR® is a registered collective membership mark which may be used only be real estate licensees who are members of the NATIONAL ASSOCIATION OF REALTORS® and who subscribe to its Code of Ethics. The copyright laws of United States (17 U.S. Code) forbid the unauthorized reproduction of this form by any means including facsimile or computerized forms.

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ADDENDUM TO VACANT LAND CONTRACT

This ADDENDUM TO VACANT LAND CONTRACT (this “Addendum”) is made and entered by and between ALICO, INC., a Florida corporation (“Seller”), and JOHN E. KIERNAN (“Buyer”).

Background

A.Seller and Buyer entered into that certain Vacant Land Contract of even date herewith to which this Addendum is attached (the “Vacant Land Contract”) for the purchase and sale of the real property described therein.

B.Seller and Buyer wish to amend the Vacant Land Contract as more particularly set forth herein.

Terms of Addendum

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.Background. The foregoing Background is correct and is incorporated herein. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Vacant Land Contract. The Vacant Land Contract as modified by this Addendum shall hereinafter be referred to collectively as the “Purchase and Sale Agreement.”

2.Specific Amendments to Vacant Land Contract. The Vacant Land Contract is hereby amended as follows:

(a)Amendments to Section 16. Section 16 of the Vacant Land Contract is hereby deleted in its entirety and replaced with the following:

“16. Governing Law; Default: This contract will be construed under Florida law. The provisions of this Section 16 shall survive closing or termination of this contract.

(a)Seller Default: In the event Seller defaults in any of the terms, provisions, covenants, representations, warranties or agreements to be performed by Seller hereunder, Buyer shall be entitled after such default, to either (i) file an action inequity for specific performance of this Purchase and Sale Agreement by Seller, or (ii) terminate this Purchase and Sale Agreement, in which event the Escrow Agent shall promptly return the Deposit to Buyer and, as liquidated damages, Seller shall reimburse Buyer for Buyer’s third party reasonable out of pocket costs in connection with Buyer’s actual transaction costs and expenses, including but not limited to, attorneys’ and consultants’ fees, in the aggregate up to the amount of $5,000.00, each based on commercially reasonable documentation evidencing such costs and expenses. On payment of the Deposit to Buyer and Seller’s reimbursement to Buyer as provided in the preceding sentence, neither party to this Purchase and Sale Agreement shall have any further liability to the other and this Purchase and Sale Agreement shall terminate and thereupon Seller and Buyer shall be released from all further liability under this Purchase and Sale Agreement except as otherwise provided in this Purchase and Sale Agreement. Buyer acknowledges and agrees that Buyer’s actual damages in the event of a default by Seller under this Purchase and Sale Agreement will be difficult to ascertain, that the foregoing liquidated damages represent the Buyer’s and Seller’s best estimate of such damages, and that

18576866.3

Seller and Buyer believe such liquidated damages are a reasonable estimate of such damages. Seller and Buyer expressly acknowledge that the foregoing liquidated damages are intended not as a penalty, but as full liquidated damages in the event of Seller’s default. The remedies provided in this Section 16.(a) are Buyer’s exclusive remedies for Seller’s default hereunder and Buyer waives and releases all other remedies available at law or in equity including claims for damages allegedly resulting from a Seller’s default. As a condition precedent to Buyer exercising any right it may have to bring an action for specific performance hereunder, Buyer must commence such an action within sixty (60) days after the scheduled Closing Date. Notwithstanding the foregoing, except for Seller’s failure to perform at Closing, Seller shall have a ten (10) day notice and cure period prior to Buyer exercising its remedies under this Section. The provisions of this Section 16.(a) shall survive the Closing or the earlier termination of this Purchase and Sale Agreement.

(b)Buyer Default: In the event Buyer defaults in any of the terms, provisions, covenants, representations, warranties or agreements to be performed by Buyer hereunder, Seller shall be entitled after such default, as Seller’s sole and exclusive remedy at law and in equity, to retain the Deposit as full liquidated damages for such default by such Buyer, the parties hereto acknowledging that such default will cause damage to be suffered by Seller, but that it is impossible to more precisely estimate such damages, and the parties expressly acknowledge that the retention of said Deposit is reasonable and is intended not as a penalty, but as fully liquidated damages as Seller’s sole and exclusive remedy in the event of a default hereunder by any Buyer. In the event of such default by Buyer, Seller and Buyer shall cause the Escrow Agent to deliver the original Deposit to Seller and this Agreement shall thereupon automatically terminate, and the parties hereto shall thereafter have no further obligation to each other hereunder except as otherwise provided herein. Notwithstanding the foregoing, except for Buyer’s failure to perform at Closing, Buyer shall have a ten (10) day notice and cure period prior to Seller exercising its remedies under this Section against the Deposit. In addition, notwithstanding anything to the contrary stated herein, nothing in this Section 16.(b) is intended to nor shall limit the remedies available to Seller at law or in equity relating to a default of any repair, indemnification, hold harmless and defend obligations of Buyer set forth in Section 6 of this Addendum or any other provisions which are intended to survive termination or Closing of this Agreement. The provisions of this Section 16.(b) shall survive the Closing or the earlier termination of this Agreement.”

(b)Deletion of Specific Sections. Sections 5, 8, and 19 of the Vacant Land Contract are hereby deleted in their entirety.

3.	Title and Survey.

(a)Title Commitment; Title Review. Seller will convey marketable title to the Property by special warranty deed (the “Deed”) subject to the Permitted Exceptions (defined below). Within twenty (20) days after the Effective Date, Seller shall, at its own expense, cause Fidelity National Title Insurance Company (the “Title Company”) to issue and deliver to Buyer an ALTA Form 2016 title insurance commitment (the “Title Commitment”) for an owner’s title insurance policy in favor of Buyer in an amount no less than the Purchase Price (as defined below) (“Title Policy”). Delivery of the Title Commitment shall include therewith copies of all exception documents referenced in Schedule B, Section II of the Title Commitment. Seller shall pay for the cost of Title Policy at the time of Closing. The Title Commitment shall evidence that upon the execution, delivery and recordation of the Deed (which shall be delivered by Seller at the Closing provided for hereunder) and the satisfaction of all requirements specified in Schedule B, Section I of the Title Commitment, Buyer shall acquire fee simple title to the Property, subject only to the “Permitted

18576866.3

Exceptions.” For purposes of this Purchase and Sale Agreement, the term “Permitted Exceptions” shall mean: (i) applicable zoning and building ordinances and land use regulations; (ii) the lien of any and all taxes and assessments not yet due and payable; (iii) easements, licenses, covenants, conditions, restrictions, leases, reservations, exceptions and other encumbrances referenced in the Title Commitment and not specifically objected to by Buyer in the Notice of Title Objections (defined below); (iv) any matters that would be disclosed by an accurate survey of the Property; (v) any exceptions caused by Buyer, his agents, representatives or employees; (vi) any matters accepted or deemed accepted by Buyer pursuant to the terms and conditions of this Purchase and Sale Agreement; (vii) that certain Amended and Restated Declaration of Covenants, Conditions, Easements and Restrictions Alico East Ranch recorded in Official Record Book 1012, Page 624; and (viii) any matters agreed to by the parties in writing.

Within seven (7) days after Buyer’s receipt of the Title Commitment, Buyer shall give written notice to Seller of any matters that are objectionable to, or deemed a title defect, by Buyer (“Notice of Title Objections”). Notwithstanding anything in this Purchase and Sale Agreement to the contrary, Seller shall be obligated to cure the following defects to the extent that and only to the extent that the same are specified in the Title Commitment and in Buyer’s Notice of Title Objections (collectively, the “Mandatory Cure Defects”): (a) mortgages arising through Seller, (b) construction liens arising through Seller, (c) back taxes on the Property that are due and payable, (d) judgment liens arising through Seller, and (e) other liens or encumbrances arising through Seller and securing a specific dollar amount. As to any defects other than Mandatory Cure Defects, Seller shall have fifteen (15) days from receipt of the Notice of Title Objections in which to elect either to (i) notify Buyer that it intends to cure the identified objections and defects on or before the Closing Date (the “Title Cure Period”) and Seller shall use reasonable efforts to cure such objections and defects; or (ii) notify Buyer that Seller elects not to cure the objections or alleged defects. In the event Seller fails to deliver a response within fifteen (15) days after receipt from Buyer of the Notice of Title Objections, Seller shall be deemed to have elected not to cure or eliminate said objections and alleged title defects. Buyer shall have until the later of the expiration of the Due Diligence Period or five (5) days from receipt of Seller’s notice, or Seller’s deemed notice, of its election not to cure Buyer’s objections and alleged title defects (whichever is later), in which to elect either (x) to terminate the Purchase and Sale Agreement, or (y) to require Seller to deliver title in its then existing condition (with no reduction in the Purchase Price) and to proceed to Closing notwithstanding the objections to title raised by Buyer, yet still subject to Seller’s obligation to cure the Mandatory Cure Defects. Any title defect to which Buyer does not timely object shall be deemed a Permitted Exception hereunder.

(b)Survey.   Buyer shall, on before the expiration of the Due Diligence Period, cause an ALTA/NSPS land title survey (the “Survey”) of the Property to be prepared by a professional surveyor registered and licensed in the State of Florida and reasonably acceptable to Seller (the “Surveyor”). The Survey shall depict the Property by metes and bounds description, which description shall be consistent with and accurately describe the area of land depicted in the aerial photograph of the Property attached as Exhibit “A” to the Vacant Land Contract and comprise that portion of the Hendry County Parcel ID Number set forth in Section 1 of the Vacant Land Contract. The Survey shall be certified by the Surveyor to Buyer, Seller, Seller’s counsel and the Title Company and shall otherwise be in a form satisfactory to the Title Company to eliminate the standard survey exceptions from the Title Policy to be issued at Closing. Upon completion of the Survey, Buyer shall furnish Seller with two (2) signed and sealed original prints thereof. Subject to the foregoing provisions, the Survey shall be used as the basis for the preparation of a legal description to be included in the Deed to be delivered by Seller to Buyer at Closing. Buyer shall notify Seller in writing within the time period for Buyer to notify Seller of any Title Defects, specifying any matters shown on the Survey which adversely affect the title to the Property and the same shall be deemed to be Title Defects which shall be dealt with within the same time, manner, and subject to the limitations provided

18576866.3

in Section 3(a) above of this Addendum. Any matter shown on the Survey to which Buyer does not timely object shall be deemed a Permitted Exception hereunder.

4.Purchase Price and Deposit. Buyer and Seller acknowledge and agree that the Purchase Price is based upon the Property comprising approximately 93.00 acres at the agreed upon Price Per Acre (as defined below). In the event the Survey shows less than 93.00 acres (rounded to the nearest hundredth of an acre), the Purchase Price will be reduced by the Price Per Acre for each acre less than 93.00 acres (rounded to the nearest hundredth of an acre). In the event the Survey shows more than 93.00 acres (rounded to the nearest hundredth of an acre), the Purchase Price will be increased by the Price Per Acre for each acre more than 93.00 acres (rounded to the nearest hundredth of an acre).

The Price Per Acre shall be $5,161.30 per acre, which value is based on that certain appraisal obtained by Landlord and performed by Scott C. Wegscheid, Certification #RZ-1751, File Number 21han198c, dated as of November 11, 2021 (the “Appraisal”).

Within five (5) days after the Effective Date, Buyer shall deposit with the Escrow Agent the sum of Twenty Thousand and No 00/100 U.S. Dollars ($20,000.00) (the “Deposit”). The Escrow Agent shall hold and disburse the Deposit pursuant to the terms of the Purchase and Sale Agreement.

5.Representations and Warranties of Buyer.

(a)	Buyer represents and warrants to and with Seller that:

(i)Authorization and Consents. Buyer has the right, power and authority to enter into this Purchase and Sale Agreement and to purchase the Property in accordance with the terms and conditions of this Purchase and Sale Agreement, to engage in the transactions contemplated in this Purchase and Sale Agreement and to perform and observe the terms and provisions hereof.

(ii)Action of Buyer, Etc. Buyer has taken, or by the time of Closing will have taken, all necessary action to authorize the execution, delivery and performance of this Purchase and Sale Agreement, and upon the execution and delivery of any document to be delivered by Buyer on or prior to the Closing, this Purchase and Sale Agreement and such document shall constitute the valid and binding obligation and agreement of Buyer, enforceable against Buyer in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

(iii)No Violations of Agreements. Neither the execution, delivery or performance of this Purchase and Sale Agreement by Buyer, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under the terms of any indenture, deed to secure debt, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which Buyer is bound.

(iv)Bankruptcy. No petition in bankruptcy (voluntary or, to the best of Buyer’s knowledge, otherwise), assignment for the benefit of creditors or petition seeking reorganization or arrangement or other action under federal or state bankruptcy or insolvency laws is pending against or contemplated by Buyer.

(v)USA Patriot Act. None of the funds to be used for payment by Buyer of the

18576866.3

Purchase Price will be subject to 18 U.S.C. §§ 1956-1957 (Laundering of Money Instruments), 18 U.S.C. §§ 981-986 (Federal Asset Forfeiture), 18 U.S.C. §§ 881 (Drug Property Seizure), Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001, or the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H.R. 3162, Public Law 107-56 (the “USA Patriot Act”). In addition, Buyer is not, and will not become, a person or entity with whom U.S. persons are restricted from doing business with under the regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of Treasury (including those named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), the USA Patriot Act, or other governmental action.

The representations and warranties made in this Purchase and Sale Agreement by Buyer shall be continuing and shall be deemed remade in all respects by Buyer as of the Closing Date, with the same force and effect as if made on, and as of, such date. All representations and warranties made in this Purchase and Sale Agreement by Buyer shall survive the Closing.

6.Confidentiality. Between the Effective Date of the Purchase and Sale Agreement and the Closing (or, if Closing should not occur for any reason, for a period of one (1) year after the Effective Date of the Purchase and Sale Agreement), Seller and Buyer: (a) will hold and will use reasonable efforts to cause its respective officers, directors, trustees, beneficiaries, employees, attorneys, accountants, representatives, agents, consultants and advisors to hold, in strict confidence, the terms and conditions of this Purchase and Sale Agreement and the nature of the transactions contemplated by this Purchase and Sale Agreement (the “Confidential Matters”); and (b) will not, without the prior written consent of the other party, or except as required by law, release or disclose any Confidential Matters to any other person, except to each party’s respective employees, attorneys, accountants, representatives, agents, consultants and advisors who need to know about the Confidential Matters in connection with the consummation of the transactions contemplated by this Purchase and Sale Agreement, who are informed by the applicable party of the confidential nature of the Confidential Matters, and who agree to be bound by the terms and conditions of this section. Confidential Matters shall not include any information which can be shown to be or have become (i) generally available to the public other than as a result of a disclosure by Seller or its officers, directors, employees, attorneys, accountants, or (ii) available to Seller or Buyer on a non- confidential basis from a source other than Buyer, Seller or their respective agents if such source is entitled to disclose such information. The provisions of this Section 6 shall survive the Closing or any termination of this Purchase and Sale Agreement.

7.Closing; Additional Closing Costs. Subject to the satisfaction or waiver of the conditions precedent described herein, the closing of the purchase and sale of the Property (the “Closing”), shall occur on or before fifteen (15) days after Due Diligence Period expires (the “Closing Date”).   The Closing shall take place at, by and through the offices of the Title Company or through Seller’s counsel, as agent for the Title Company, and may be conducted as a “mail-away” closing. In addition to the closing costs to be paid by the parties as set forth in the Vacant Land Contract, Seller and Buyer agree that at Closing each party shall pay one-half of the cost of the Appraisal, and one-half of the fees and costs incurred by Seller in having this related transaction evaluated by legal counsel for compliance with Seller’s bylaws and applicable laws, rules and regulations.

8.Confidentiality. Between the Effective Date and the Closing (or, if Closing should not occur for any reason, for a period of one (1) year after the Effective Date), Seller and Buyer: (a) will hold and will use reasonable efforts to cause its respective officers, directors, trustees, beneficiaries, employees, attorneys, accountants, representatives, agents, consultants and advisors to hold, in strict confidence, the terms and

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conditions of this Purchase and Sale Agreement and the nature of the transactions contemplated by this Purchase and Sale Agreement (the “Confidential Matters”); and

(b) will not, without the prior written consent of the other party, or except as required by law, release or disclose any Confidential Matters to any other person, except to each Parties’ respective employees, attorneys, accountants, representatives, agents, consultants and advisors who need to know about the Confidential Matters in connection with the consummation of the transactions contemplated by this Purchase and Sale Agreement, who are informed by the applicable party of the confidential nature of the Confidential Matters, and who agree to be bound by the terms and conditions of this Section 8. Confidential Matters shall not include any information which can be shown to be or have become (i) generally available to the public other than as a result of a disclosure by Seller or its officers, directors, employees, attorneys, accountants, or (ii) available to Seller or Buyer on a non-confidential basis from a source other than Buyer, Seller or their respective agents if such source is entitled to disclose such information.   The provisions of this Section 8 shall survive the Closing or any termination of this Purchase and Sale Agreement.

9.Brokerage. Seller and Buyer hereby agree to indemnify and hold each other free and harmless from and against any and all liability, loss, cost, damage and expense, including, but not limited, to attorneys’ fees and costs of litigation both before and on appeal, that either party shall ever suffer or incur because of any claim by any agent, broker, or finder engaged by the other party, whether or not meritorious, for any fee, commission or other compensation with respect to this Purchase and Sale Agreement or to the sale and Purchase of the Property contemplated hereby. Anything to the contrary in this Purchase and Sale Agreement notwithstanding, such agreement of each party to indemnify and hold the other harmless shall survive the Closing and any termination of this Purchase and Sale Agreement.

10.Attorneys’ Fees. In the event of any litigation between Buyer and Seller arising under or in connection with this Purchase and Sale Agreement, the prevailing party shall be entitled to recover from the other party the expenses of litigation in original and appellate jurisdiction (including reasonable attorneys’ fees, paralegal fees, expenses, and disbursements) incurred by the prevailing party. It is the express intent of the parties that recovery hereunder is not limited by the Statewide Uniform Guidelines for Taxation of Costs in Civil Actions.   The provisions of this Section 10 are separate and several and shall survive the Closing or the earlier termination of this Purchase and Sale Agreement.

11.Assignment; Parties. Buyer may not assign this Purchase and Sale Agreement without Seller’s prior written consent, which consent may be withheld or granted in Seller’s reasonable discretion, provided, however, that Buyer may assign this Purchase and Sale Agreement to an entity owned (in whole or in part), controlled, or under common control with Buyer and formed by Buyer for the purpose of taking title to the Property without Seller’s prior written consent, provided that written notice of such assignment shall be given by Buyer to Seller no later than 5 (five) business days prior to the Closing Date, and no such assignment shall relieve Buyer of any obligations hereunder. Subject to the foregoing, this Purchase and Sale Agreement shall be binding upon and enforceable against, and shall inure to the benefit of, Buyer and Seller and their respective heirs, successors and permitted assigns. If Buyer consists of more than one person or entity, then: (1) each reference to Buyer herein shall be deemed to refer to each person or entity constituting Buyer, both individually and in the aggregate, and (2) each person or entity constituting Buyer shall be jointly and severally liable for all liabilities and obligations of each Buyer hereunder.

12.Seller’s Additional Conditions Precedent to Closing. Notwithstanding anything to the contrary contained within the Purchase and Sale Agreement, Buyer understands and acknowledges the following:

(a)Lender Consents and Approvals. Buyer understands that the Property and/or Seller’s transfer of the Property to Buyer as contemplated herein may be subject to or require the prior approval of Seller’s lender(s). As such, and notwithstanding anything to the contrary contained within

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this Purchase and Sale Agreement, the obligation of Seller to close on the sale and purchase of the Property pursuant to this Purchase and Sale Agreement shall be and hereby is expressly conditioned upon Seller obtaining the prior written consent, approval and/or partial release from Seller’s lender(s) on or before the Closing Date (collectively, “Lender Consents and Approvals”). Seller shall use commercially reasonable efforts to seek to obtain the Lender Consents and Approvals on or before the Closing Date. If the foregoing condition precedent shall not have occurred or been satisfied on or before the Closing Date due to any contractual rights or discretion granted to Seller’s lender(s), then Seller shall be entitled to terminate this Purchase and Sale Agreement by delivering written notice to Buyer and in such event Buyer’s Deposit shall be returned to Buyer and the Parties shall have no further liabilities or obligations under this Purchase and Sale Agreement, except for such liabilities and obligations that are expressly intended to survive termination of this Purchase and Sale Agreement. Notwithstanding anything to the contrary stated herein, in the event Seller is unable to obtain the Lender Consents and Approvals on or before the Closing Date, Seller shall have the right to extend the Closing Date for a period of up to thirty (30) days by delivering written notice to Buyer on or before the expiration of such date.

(b)Cattle Grazing Lease. The Property, as well as other lands owned by Seller (the “Seller’s Other Lands”), is subject to that certain Cattle Grazing Lease Agreement by and between, Seller, as Lessor and Hilliard Brothers of Florida, LLLP, a Florida limited liability limited partnership, as Lessee (the “Cattle Lessee”), dated February 4, 2020, together with any amendments thereto (collectively, the “Cattle Grazing Lease”). On or before the Closing Date, Seller shall attempt to cause Cattle Lessee to enter into an amendment to the Cattle Grazing Lease with Seller (to be effective as of the Closing Date) which provides that such lease shall only apply to Seller’s Other Lands or may otherwise be terminated by Seller (to be effective as of the Closing Date) with respect to the Property upon the Closing of the purchase and sale of this Purchase and Sale Agreement (the “Amended Cattle Grazing Lease”). The Amended Cattle Grazing Lease shall be conditioned upon Closing. If Seller is unable to obtain the Amended Cattle Grazing Lease on or before the Closing Date, either Buyer or Seller shall have the right to terminate this Purchase and Sale Agreement by giving written notice thereof to the other party, in which event, the Deposit shall be refunded to Buyer immediately upon request, and thereafter all rights and obligations of the parties under this Purchase and Sale Agreement shall expire, except for those provisions that expressly survive termination of this Purchase and Sale Agreement. Buyer acknowledges that Cattle Lessee may desire to lease the Property from Buyer after Closing for purposes of continuing Cattle Lessee’s cattle grazing operations thereon, without any disruption arising from any change of ownership of the Property and that Cattle Lessee, may therefore, condition its entering into the Amended Cattle Grazing Lease with Seller on Buyer entering into to a new cattle grazing lease with Buyer (to be effective as of the Closing Date) for that purpose (the “New Cattle Grazing Lease”). Buyer represents to and covenants with Seller that if Cattle Lessee desires to enter into a New Cattle Grazing Lease with Buyer that Buyer is amenable to entering into such lease and will cooperate with Seller and Cattle Lessee in good faith using commercially reasonable and continuous efforts to reach an agreement with Cattle Lessee on the terms and conditions of the New Cattle Grazing Lease within the Due Diligence Period. In the event Buyer elects not to enter into a New Cattle Grazing Lease and to the extent the Property does not contain fencing, Buyer shall be responsible for installing fencing at Buyer’s sole cost to prevent the cattle owned by Cattle Lessee and located on Seller’s Other Lands from accessing the Property. The foregoing obligation shall survive Closing.

13.Water Use Permit(s) and/or Drainage Permits. Buyer understands and acknowledges that Seller may have one or more water use permits and/or drainage permits that affect the Property (individually, a “Permit” and collectively, the “Permits”). Buyer acknowledges and agrees that it is not purchasing and Seller will not be conveying to Buyer at Closing any of Seller’s rights, title or interests in or to the Permits, if applicable. After Closing, Buyer understands and acknowledges that, if applicable, Seller will modify the

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Permits such that they shall no longer apply to Property and will be allocated to Seller’s Other Lands.   If applicable, Buyer shall cooperate with Seller in such efforts and agrees that Buyer shall have no right to modify or utilize the Permits after Closing for any purpose whatsoever, including, but not limited to, withdrawing any water from any wells associated with the Permits. Buyer will indemnify and hold harmless Seller from and against any and all loss, damage, fines, liability, costs and expenses (including, but not limited to, attorneys’ fees) and other sums that Seller may pay or may become obligated to pay on account of any demand, claim, liability or action in law or equity, relating to, arising from any actions or omissions of Buyer, its agents or employees, resulting from Buyer’s failure to perform its obligations under this Section 13. The provisions of this Section 13 shall survive the Closing.

14.Notices. All notices made under this Purchase and Sale Agreement shall be given to the parties set forth below and shall be made by hand delivery, facsimile, e-mail, overnight delivery or by certified or registered U.S. Mail, return receipt requested.   If given by certified or registered U.S. Mail, the notice shall be deemed to have been given within the required time if deposited in the U.S. Mail, postage prepaid, return receipt requested, within the time limit.   If given by facsimile or email, notice shall be deemed received on the day of transmission of such notice and electronic confirmation of such transmission is received by the transmitting party (such as “Delivery Receipt” generated by Microsoft Outlook). Any notice or other communication given in the manner provided above by counsel for either party shall be deemed to be notice or such other communication from the party represented by such counsel. Any notice sent as required hereby and refused by recipient shall be deemed delivered as of the date of such refusal. For the purpose of calculating time limits, which run from the giving of a particular notice, the time shall be calculated from actual receipt of the notice.   Notices shall be addressed as follows:

If to Seller:	Alico, Inc.
Attn Richard Rallo, CFO
10070 Daniels Interstate Court, Suite 100 Ft. Myers, FL 33913
Email: rrallo@alicoinc.com

With a copy to:	Trenam Law
Attn: Timothy M. Hughes, Esq. 200 Central Ave., Suite 1600 St. Petersburg, FL 33731 Email: thughes@trenam.com

If to Buyer:	John E. Kiernan
5838 Sunnyside Lane
Ft. Myers, Florida 33919 Email: jkiernan@alicoinc.com

If to Escrow Agent:	Trenam Law
Attn: Timothy M. Hughes, Esq. 200 Central Ave., Suite 1600 St. Petersburg, FL 33731 Email: thughes@trenam.com

15.Waiver of Jury Trial. EACH OF THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS PURCHASE AND SALE AGREEMENT OR THE CONTEMPLATED TRANSACTIONS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING OR STATEMENTS

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(WHETHER VERBAL OR WRITTEN) RELATING TO THE FOREGOING (INCLUDING, ANY ACTION TO RESCIND OR CANCEL THIS PURCHASE AND SALE AGREEMENT AND ANY CLAIMS OR DEFENSES ASSERTING THAT THIS PURCHASE AND SALE AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES HERETO TO ENTER INTO THIS PURCHASE AND SALE AGREEMENT, AND SHALL SURVIVE THE CLOSING OR TERMINATION OF THIS PURCHASE AND SALE AGREEMENT.

16.AS-IS Condition. BUYER ACKNOWLEDGES AND AGREES THAT EXCEPT AS SPECIFICALLY SET FORTH IN THIS PURCHASE AND SALE AGREEMENT, SELLER IS TRANSFERRING THE PROPERTY IN “AS IS, WHERE IS CONDITION AND WITH ALL FAULTS” AS OF THE CLOSING DATE AND SPECIFICALLY AND EXPRESSLY WITHOUT ANY WARRANTIES, REPRESENTATIONS OR GUARANTEES, EITHER EXPRESS OR IMPLIED, AS TO ITS CONDITION, FITNESS FOR ANY PARTICULAR PURPOSE, MERCHANTABILITY, OR ANY OTHER WARRANTY OF ANY KIND, NATURE, OR TYPE WHATSOEVER FROM OR ON BEHALF OF SELLER.   BUYER AGREES THAT IT WILL PERFORM SUCH EXAMINATIONS AND INVESTIGATIONS OF THE PROPERTY AND THE FINANCIAL AND PHYSICAL CONDITION THEREOF AS NEEDED AND NECESSARY. SELLER SPECIFICALLY DISCLAIMS, AND BUYER IS NOT RELYING ON ANY WARRANTY, GUARANTY OR REPRESENTATION, ORAL OR WRITTEN, PAST OR PRESENT, OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, MADE BY SELLER, OR ANY AGENT, AFFILIATE, REPRESENTATIVE, EMPLOYEE OR PRINCIPAL OF SELLER WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, THE PRESENCE OF ANY HAZARDOUS SUBSTANCES (AS SUCH TERM IS DEFINED BY APPLICABLE LAW) AT, ON, UPON OR UNDER THE PROPERTY. EXCEPT AS EXPRESSLY SET FORTH IN THIS PURCHASE AND SALE AGREEMENT, SELLER SHALL HAVE NO LIABILITY TO BUYER WITH RESPECT TO THE CONDITION OF THE PROPERTY UNDER COMMON LAW, OR ANY FEDERAL, STATE, OR LOCAL LAW OR REGULATION.

BUYER REPRESENTS TO SELLER THAT BUYER WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY AS BUYER DEEMS NECESSARY OR DESIRABLE TO SATISFY HIMSELF/ITSELF AS TO ANY MATTER RELATING TO THE PROPERTY AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER, SELLER’S AGENTS, EMPLOYEES OR THIRD PARTIES REPRESENTING, OR PURPORTING TO REPRESENT SELLER, WITH RESPECT THERETO. UPON CLOSING, BUYER SHALL ASSUME THE RISK THAT ADVERSE MATTERS REGARDING THE PROPERTY MAY NOT HAVE BEEN REVEALED BY BUYER’S INVESTIGATIONS, AND BUYER, UPON CLOSING, SHALL BE DEEMED, ON BEHALF OF ITSELF AND ON BEHALF OF ITS TRANSFEREES AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, TO WAIVE, RELINQUISH, RELEASE AND FOREVER DISCHARGE SELLER AND SELLER’S AFFILIATES FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION, LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, BY REASON OF OR ARISING OUT OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT DEFECT OR OTHER PHYSICAL CONDITION WHETHER PURSUANT TO STATUTES IN EFFECT IN THE STATE OF FLORIDA OR ANY FEDERAL OR LOCAL ENVIRONMENTAL OR HEALTH AND SAFETY LAW OR REGULATION, THE EXISTENCE OF ANY HAZARDOUS SUBSTANCES WHATSOEVER, ON, AT, TO, IN, ABOVE, ABOUT, UNDER, FROM OR IN THE VICINITY OF THE PROPERTY, OR BY REASON OF ANY VIOLATION OF ANY SUBDIVISION LAW, RULE OR REGULATION APPLICABLE TO THE PROPERTY WHETHER ARISING PURSUANT TO STATUTES IN EFFECT IN THE STATE OF FLORIDA OR ANY LOCAL ORDINANCE, LAW, RULE OR REGULATION. BUYER’S RELEASE OF SELLER AS SET FORTH IN THIS SECTION 16 SHALL NOT PERTAIN TO ANY

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CLAIM OR CAUSE OF ACTION BY BUYER AGAINST SELLER FOR A BREACH BY A SELLER OF THE WARRANTY OF TITLE INCLUDED IN THE DEED.

The provisions of this Section 16 shall survive the Closing. Buyer and Seller acknowledge and agree that the disclaimers and other agreements set forth herein are an integral part of this Purchase and Sale Agreement and that Seller would not have agreed to sell the Property to Buyer for the Purchase Price and Buyer would not have agreed to enter into the transaction contemplated by this Purchase and Sale Agreement without such disclaimers and other agreements set forth above.

17.Ratification. Except as specifically hereby amended, the Vacant Land Contract shall remain in full force and effect.   In the event of any conflict between the terms of the Vacant Land Contract and terms of this Addendum, the terms of this Addendum shall govern. The Addendum shall be effective as of the Effective Date.

18.Exculpation. Buyer agrees that it does not have and will not have any claims or causes of action against any disclosed or undisclosed officer, director, employee, trustee, shareholder, member, manager, partner, principal, parent, subsidiary or other affiliate of Seller, or any officer, director, employee, trustee, shareholder, partner or principal of any such parent, subsidiary or other affiliate (collectively, “Seller’s Affiliates”), arising out of or in connection with the Purchase and Sale Agreement or the transactions contemplated thereby. Buyer agrees to look solely to Seller and its assets for the satisfaction of any liability or obligation arising under the Purchase and Sale Agreement or the transactions contemplated thereby, or for the performance of any of the covenants, warranties or other agreements contained therein and herein, and further agrees not to sue or otherwise seek to enforce any personal obligation against any of Seller’s Affiliates with respect to any matters arising out of or in connection with the Purchase and Sale Agreement or the transactions contemplated thereby. The provisions of this paragraph shall survive the termination of the Purchase and Sale Agreement and the Closing.

19.Counterparts. The Addendum may be executed in multiple counterparts, all of which taken together, shall constitute collectively a single agreement. Handwritten signatures to this Purchase and Sale Agreement or any agreement or document described herein transmitted by facsimile, email or other similar electronic transmission (for example, through the use of a Portable Document Format or “PDF” file), shall be valid and effective to bind the party so signing.

[Remainder of page intentionally blank; Signatures on following pages]

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[Signature page to Addendum to Vacant Land Contract]

IN WITNESS WHEREOF, the parties have executed this Addendum as of the Effective Date.

BUYER:

John E. Kiernan

SELLER:

ALICO, INC.,
a Florida corporation

By:
Richard Rallo, CFO

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